Exhibit 10.4

EXECUTION VERSION

STERIS CORPORATION

FIRST AMENDMENT

Dated as of March 19, 2021

to

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Dated as of March 5, 2019

RE:    $47,500,000 3.20% SENIOR NOTES, SERIES A-1A, DUE DECEMBER 4, 2022

        $47,500,000 3.20% SENIOR NOTES, SERIES A-1B, DUE DECEMBER 4, 2022

        $40,000,000 3.35% SENIOR NOTES, SERIES A-2A, DUE DECEMBER 4, 2024

        $40,000,000 3.35% SENIOR NOTES, SERIES A-2B, DUE DECEMBER 4, 2024

        $12,500,000 3.55% SENIOR NOTES, SERIES A-3A, DUE DECEMBER 4, 2027

        $12,500,000 3.55% SENIOR NOTES, SERIES A-3B, DUE DECEMBER 4, 2027

FIRST AMENDMENT TO THE AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT dated as of March 19, 2021 (the “First Amendment”) to the Amended and Restated Note Purchase Agreement dated as of March 5, 2019 is between STERIS Corporation, an Ohio corporation (the “Company”), and each of the institutions which is a signatory to this First Amendment (collectively, the “Noteholders”).

RECITALS:

A. The Company and each of the purchasers named in Schedule A thereto have heretofore entered into the Amended and Restated Note Purchase Agreement dated as of March 31, 2015, which amended and restated those certain Note Purchase Agreements dated as of December 4, 2012, and which was amended by that certain First Amendment dated as of January 23, 2017 (the “Original Amended and Restated Note Purchase Agreement”; and as amended and restated as of March 5, 2019 pursuant to the Second Amendment dated as of March 5, 2019, the “Amended and Restated Note Purchase Agreement”). The Company has heretofore issued (a) $47,500,000 aggregate principal amount of its 3.20% Senior Notes, Series A-1A, due December 4, 2022 (the “Series A-1A Notes”), (b) $47,500,000 aggregate principal amount of its 3.20% Senior Notes, Series A-1B, due December 4, 2022 (the “Series A-1B Notes”), (c) $40,000,000 aggregate principal amount of its 3.35% Senior Notes, Series A-2A, due December 4, 2024 (the “Series A-2A Notes”), (d) $40,000,000 aggregate principal amount of its 3.35% Senior Notes, Series A-2B, due December 4, 2024 (the “Series A-2B Notes”), (e) $12,500,000 aggregate principal amount of its 3.55% Senior Notes, Series A-3A, due December 4, 2027 (the “Series A-3A Notes”), and (f) $12,500,000 aggregate principal amount of its 3.55% Senior Notes, Series A-3B, due December 4, 2027 (the “Series A-3B Notes”; the Series A-1A Notes, the Series A-1B Notes, the Series A-2A Notes, the Series A-2B Notes, the Series A-3A Notes and the Series A-3B Notes are hereinafter referred to as the “Notes”) pursuant to the Original Amended and Restated Note Purchase Agreement. The Noteholders hold 100% of the outstanding principal amount of the Notes.

B. STERIS plc, a public limited company organized under the laws of Ireland (“STERIS plc”), intends to acquire, directly or indirectly, all of the equity interests of Cantel Medical Corp., a Delaware corporation (the “Target”), pursuant to that certain Agreement and Plan of Merger, dated as of January 12, 2021, among STERIS plc, certain subsidiaries of STERIS plc party thereto, the Target, and certain subsidiaries of the Target party thereto (as amended by that certain Amendment to Agreement and Plan of Merger, dated as of March 1, 2021, and as modified by that certain Joinder to Agreement and Plan of Merger, dated as of March 1, 2021, and as may be further amended, modified, supplemented or waived).

C. STERIS plc, STERIS Limited, a private limited company organized under the laws of England and Wales (and formerly known as STERIS plc, a public limited company organized under the laws of England and Wales) (“STERIS Limited”), the Company, and STERIS Irish FinCo Unlimited Company, a public unlimited company organized under the laws of Ireland (“STERIS Irish FinCo”; STERIS plc, STERIS Limited, the Company and STERIS Irish FinCo, collectively, the “Bank Credit Agreement Borrowers”), are entering into a $750,000,000 delayed draw Term Loan Agreement (the “Bank Delayed Draw Term Loan Agreement”) among the Bank Credit Agreement Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto, the proceeds of which will be used to finance a portion of the Acquisition.

D. The Bank Credit Agreement Borrowers are entering into $550,000,000 Term Loan Agreement (the “Bank Term Loan Agreement”) among the Bank Credit Agreement Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto, the proceeds of which will be used to repay and terminate in full that certain Term Loan Agreement dated as of November 18, 2020 (the “Existing Bank Term Loan Agreement”) among STERIS plc, STERIS Limited, Synergy Health Limited, a private limited company organized under the laws of England and Wales (“Synergy”), the Company, the guarantors and lenders and agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

E. The Bank Credit Agreement Borrowers are entering into a $1,250,000,000 revolving Credit Agreement (the “Bank Revolving Credit Agreement”; the Bank Delayed Draw Term Loan Agreement, the Bank Term Loan Agreement and the Bank Revolving Credit Agreement, collectively, the “Bank Credit Agreements”) among the Bank Credit Agreement Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto, the proceeds of which will be used to repay and terminate in full that certain Credit Agreement dated as of March 23, 2018, as amended by that First Amendment, dated as of March 5, 2019, and that Second Amendment, dated as of June 24, 2019 (the “Existing Bank Revolving Credit Agreement”; the Existing Bank Term Loan Agreement and the Existing Bank Revolving Credit Agreement, collectively, the “Existing Bank Credit Agreements”), among STERIS plc, STERIS Limited, Synergy, the Company, the guarantors and lenders and agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and for other general corporate purposes.

F. After giving effect to the entry into the Bank Credit Agreements and the repayment and termination in full of the Existing Bank Credit Agreements, the only obligors under the Bank Credit Agreements shall be the Bank Credit Agreement Borrowers, and all other obligors under the Existing Bank Credit Agreements (collectively, the “Released Guarantors”) shall be automatically released from all obligations under the Affiliate Guaranty.

G. The Company and the Noteholders now desire to amend the Amended and Restated Note Purchase Agreement in certain respects as more specifically set forth herein.

H. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Amended and Restated Note Purchase Agreement unless herein defined or the context shall otherwise require.

I. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 2 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENTS AND WAIVERS.

Section 1.1. Effective as of the Amendment Effective Date (as hereinafter defined), (a) the Amended and Restated Note Purchase Agreement is hereby amended to delete the stricken text (indicated textually in Exhibit A as: ~~stricken text~~) and to add the double-underlined text (indicated textually in Exhibit A as: double-underlined text) as set forth in the copy of the Amended and Restated Note Purchase Agreement attached hereto as Exhibit A and (b) Schedule 5.15 to the Amended and Restated Note Purchase Agreement is hereby amended and restated in its entirety as set forth in Schedule 5.15 attached hereto.

SECTION 2. CONDITIONS TO EFFECTIVENESS AND CLOSING OF THIS FIRST AMENDMENT.

Section 2.1. This First Amendment shall become effective on the date on which (the “Amendment Effective Date”) the following conditions precedent have been satisfied (with the Noteholders acting reasonably in assessing whether the conditions precedent have been satisfied or waived):

(a) The Noteholders (or their special counsel) shall have received from the Company, the Guarantors (other than, for the avoidance of doubt, the Released Guarantors), and all other Noteholders party hereto either (i) a counterpart of this First Amendment signed on behalf of each such party or (ii) written evidence (which may include .pdf or facsimile transmission of a signed signature page of this First Amendment) that such party has signed such a counterpart.

(b) The Noteholders (or their special counsel) shall have received on or before the Amendment Effective Date:

(i) an executed counterpart of the joinder agreement pursuant to which STERIS Irish FinCo (in such capacity, the “New Guarantor”) shall have become bound by the Affiliate Guaranty;

(ii) a certificate signed by the President, a Vice President or another authorized officer or director of the New Guarantor making representations and warranties to the effect of those contained in Section 5 of the Affiliate Guaranty, but with respect solely to the New Guarantor;

(iii) such documents and evidence with respect to the New Guarantor as the Required Holders may reasonably request in order to establish the existence and, if applicable, good standing of the New Guarantor and the authorization of the transactions contemplated by the Affiliate Guaranty;

(iv) an opinion of counsel reasonably satisfactory to the Required Holders to the effect that such Affiliate Guaranty has been duly authorized, executed and delivered by the New Guarantor and constitutes the legal, valid and binding contract and agreement of the New Guarantor enforceable in accordance with its terms, subject to customary exceptions, assumptions and qualifications;

(v) with respect to any Foreign Guarantor, evidence of the acceptance by the Company or CT Corporation System, as applicable, of the appointment of designation provided for by Section 8 of the Affiliate Guaranty, as such Guarantor’s agent to receive, for it and on its behalf, service of process, for the period from the date of such Affiliate Guaranty to December 4, 2028; and

(vi) an executed counterpart of the Notice of Guaranty Release pursuant to which the Released Guarantors will be released from the Affiliate Guaranty.

(c) Substantially contemporaneously with, or prior to, the Amendment Effective Date, the Bank Credit Agreements shall be entered into on terms not materially more restrictive, taken as a whole, than the amendments to the Amended and Restated Note Purchase Agreement set forth in Exhibit 1.1 hereto as reasonably determined by the Company (to the extent such amendments in Exhibit 1.1 are of the type applicable to the Bank Credit Agreements as reasonably determined by the Company).

(d) Substantially contemporaneously with the Amendment Effective Date, the Amended and Restated Note Purchase Agreement of STERIS Limited dated as of March 5, 2019 (which amended and restated that certain Note Purchase Agreement dated as of January 23, 2017) shall be amended on terms consistent with the amendments to the Amended and Restated Note Purchase Agreement set forth in Exhibit 1.1 hereto as reasonably determined by the Company.

(e) Substantially contemporaneously with the Amendment Effective Date, the Amended and Restated Note Purchase Agreement of the Company dated as of March 5, 2019 (which amended and restated that certain Note Purchase Agreement dated as of May 15, 2015) shall be amended on terms consistent with the amendments to the Amended and Restated Note Purchase Agreement set forth in Exhibit 1.1 hereto as reasonably determined by the Company.

(f) The representations and warranties of the Company in Section 3 shall be true and correct in all material respects on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(g) The Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this First Amendment, certified by its Secretary or an Assistant Secretary.

(h) The Noteholders shall have received the favorable opinion of counsel to the Company as to the matters set forth in Sections 3.1(a), 3.1(b) and 3.1(c) hereof, which opinion shall be in form and substance reasonably satisfactory to the Noteholders.

(i) The Noteholders shall have received evidence of the ratings referenced in Section 3.1(f) hereof.

(j) No Default has occurred and is continuing.

(k) Each Noteholder shall have received an amendment fee in Dollars in an amount equal to 0.025% times the aggregate outstanding principal amount of the Note(s) held by such Noteholder.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Section 3.1. To induce the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company represents and warrants to the Noteholders that:

(a) this First Amendment has been duly authorized, executed and delivered by it and this First Amendment, upon execution and delivery by the Noteholders, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the Amended and Restated Note Purchase Agreement, as amended by this First Amendment, and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c) the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3.1(c);

(d) substantially contemporaneously with, or prior to, the Amendment Effective Date, the Released Guarantors have been released from the corresponding guaranty given pursuant to the terms of any Material Credit Facility (including for the avoidance of doubt, the Bank Credit Agreements);

(e) the representation and warranty set forth in Section 5.15 of the Amended and Restated Note Purchase Agreement, as amended by this First Amendment, is true and correct as of the date hereof;

(f) the senior, unsecured, long-term indebtedness for borrowed money that is not guaranteed by any other person or subject to any other credit enhancement of the Reporting Entity (the “Index Debt”) has received, in the inaugural indicative ratings for such Index Debt, at least two of the following credit ratings: Baa3 or higher by Moody’s, BBB- or higher by S&P and BBB- or higher by Fitch (it being understood and agreed that, prior to the earlier of the closing or termination of the Pending Cantel Acquisition, such ratings shall include applicable ratings that are contingent upon or based upon the occurrence of the Pending Cantel Acquisition); and

(g) prior to and immediately after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 4. MISCELLANEOUS.

Section 4.1. All terms, conditions and covenants contained in the Amended and Restated Note Purchase Agreement are hereby superseded by the Amended and Restated Note Purchase Agreement as amended by this First Amendment.

Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Amended and Restated Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

Section 4.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.4. This First Amendment shall be governed by and construed in accordance with New York law.

Section 4.5. The Company shall pay the reasonable fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment, within ten (10) days after Company’s receipt of the invoices therefor.

Section 4.6. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. A facsimile, telecopy, pdf or other reproduction of this First Amendment may be executed by one or more parties hereto, and an executed copy of this First Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this First Amendment as well as any facsimile, telecopy, pdf or other reproduction hereof.

[Remainder of page intentionally left blank.]

STERIS CORPORATION

By:	/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: Senior Vice President and Chief Financial Officer

[Signature Page to First Amendment to 2019 A&R NPA (2012)]

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ Michael Bullock
Name: Michael Bullock
Title: VP, Private Placements

THE STATE LIFE INSURANCE COMPANY

By:	American United Life Insurance Company
Its:	Agent

By:	/s/ Michael Bullock
Name: Michael Bullock
Title: VP, Private Placements

[Signature Page to First Amendment to 2019 A&R NPA (2012)]

AMERITAS LIFE INSURANCE CORP.
AMERITAS LIFE INSURANCE CORP. OF NEW YORK

By:	Ameritas Investment Partners Inc., as Agent

By:	/s/ Tina Udell
Name: Tina Udell
Title: Vice President & Managing Director

[Signature Page to First Amendment to 2019 A&R NPA (2012)]

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

[Signature Page to First Amendment to 2019 A&R NPA (2012)]

METROPOLITAN LIFE INSURANCE COMPANY
by MetLife Investment Advisors, LLC, its Investment Manager

METROPOLITAN TOWER LIFE INSURANCE COMPANY
by MetLife Investment Advisors, LLC, its Investment Manager

METLIFE REINSURANCE COMPANY OF BERMUDA, LTD.
by MetLife Investment Advisors, LLC, its Investment Manager

By:	/s/ John Wills
Name: John Wills
Title: Authorized Signatory

BRIGHTHOUSE LIFE INSURANCE COMPANY (f/k/a MetLife Insurance Company USA f/k/a MetLife Insurance Company of Connecticut)
by MetLife Investment Advisors, LLC, its Investment Manager

By:	/s/ John Wills
Name: John Wills
Title: Authorized Signatory

[Signature Page to First Amendment to 2019 A&R NPA (2012)]

MODERN WOODMEN OF AMERICA

By:	/s/ Aaron R. Birkland
Name: Aaron R. Birkland
Title: Portfolio Manager, Private Placements

MODERN WOODMEN OF AMERICA

By:	/s/ Brett M. Van
Name: Brett M. Van
Title: Chief Investment Officer & Treasurer

[Signature Page to First Amendment to 2019 A&R NPA (2012)]

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	Northwestern Mutual Investment Management Company, LLC,
its investment adviser

By:	/s/ Michael H. Leske
Name: Michael H. Leske
Title: Managing Director

[Signature Page to First Amendment to 2019 A&R NPA (2012)]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By	/s/ Joshua Shipley
Name: Joshua Shipley
Title: Vice President

[Signature Page to First Amendment to 2019 A&R NPA (2012)]

STATE FARM LIFE INSURANCE COMPANY

By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

[Signature Page to First Amendment to 2019 A&R NPA (2012)]

Each of the undersigned hereby confirms its continued guaranty of the obligations of the Company under the Amended and Restated Note Purchase Agreement, as amended hereby, pursuant to the terms of the Affiliate Guaranty (including all joinders and supplements thereto) on this 19th day of March, 2021.

STERIS LIMITED

By:	/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: Director

STERIS PLC

By:	/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: Senior Vice President and Chief Financial Officer

STERIS IRISH FINCO UNLIMITED COMPANY

By:	/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: Director

[Signature Page to First Amendment to 2019 A&R NPA (2012)]

EXHIBIT 1.1

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

[See Attached]

EXHIBIT 1.1

(to Second Amendment to 2012 NPA)

~~EXECUTION VERSION~~

(as amended by First Amendment dated as of March 19, 2021)

STERIS CORPORATION

$200,000,000

$47,500,000 3.20% SENIOR NOTES, SERIES A-1A, DUE DECEMBER 4, 2022

$47,500,000 3.20% SENIOR NOTES, SERIES A-1B, DUE DECEMBER 4, 2022

$40,000,000 3.35% SENIOR NOTES, SERIES A-2A, DUE DECEMBER 4, 2024

$40,000,000 3.35% SENIOR NOTES, SERIES A-2B, DUE DECEMBER 4, 2024

$12,500,000 3.55% SENIOR NOTES, SERIES A-3A, DUE DECEMBER 4, 2027

$12,500,000 3.55% SENIOR NOTES, SERIES A-3B, DUE DECEMBER 4, 2027

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

DATED AS OF MARCH 5, 2019

-i-

-ii-

SECTION 10.	NEGATIVE COVENANTS	29

Section 10.1.	Subsidiary Indebtedness	29
Section 10.2 . Financial Covenants~~.~~		32
Section 10.3.	Limitation on Liens	32
Section 10.4.	Mergers and Consolidations, Etc.	34
Section 10.5.	Dispositions	~~34~~35
Section 10.6.	Changes in Accounting	36
Section 10.7.	Designation of Subsidiaries	~~35~~36
Section 10.8.	Terrorism Sanctions Regulations	37

SECTION 11.	EVENTS OF DEFAULT	~~36~~37

SECTION 12.	REMEDIES ON DEFAULT, ETC.	40

Section 12.1.	Acceleration	40
Section 12.2.	Other Remedies	41
Section 12.3.	Rescission	41
Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc.	~~40~~41

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES	42

Section 13.1.	Registration of Notes	42
Section 13.2.	Transfer and Exchange of Notes	42
Section 13.3.	Replacement of Notes	~~41~~42

SECTION 14.	PAYMENTS ON NOTES	43

Section 14.1.	Place of Payment	43
Section 14.2.	Home Office Payment	43

SECTION 15.	EXPENSES, ETC.	~~42~~44

Section 15.1.	Transaction Expenses	~~42~~44
Section 15.2.	Survival	44

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	~~43~~44

SECTION 17.	AMENDMENT AND WAIVER	45

Section 17.1.	Requirements	45
Section 17.2.	Solicitation of Holders of Notes	~~44~~45
Section 17.3.	Binding Effect, Etc.	46
Section 17.4.	Notes Held by Company, Etc.	46

SECTION 18.	NOTICES	~~45~~46

-iii-

SECTION 19.	REPRODUCTION OF DOCUMENTS	47

SECTION 20.	CONFIDENTIAL INFORMATION	~~46~~47

SECTION 21.	SUBSTITUTION OF PURCHASER	49

SECTION 22.	MISCELLANEOUS	49

Section 22.1.	Successors and Assigns	49
Section 22.2.	Payments Due on Non-Business Days	49
Section 22.3.	Severability	~~48~~49
Section 22.4.	Construction	~~48~~49
Section 22.5.	Counterparts	50
Section 22.6.	Governing Law	50
Section 22.7.	Submission to Jurisdiction; Waiver of Jury Trial	~~49~~50

SECTION 23.	TAX INDEMNIFICATION; PAYMENT IN U.S. DOLLARS	51

-iv-

SCHEDULE A	—	Information Relating to Noteholders

SCHEDULE B	—	Defined Terms

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Organization and Ownership of Shares of Subsidiaries

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.8	—	Litigation, Observance of Statutes and Orders

SCHEDULE 5.11	—	License, Permits, Etc.

SCHEDULE 5.14	—	Use of Proceeds

SCHEDULE 5.15	—	Existing Debt

SCHEDULE 9.10	—	Affiliate Transactions

EXHIBIT 1-A-1	—	Form of 3.20% Senior Notes, Series A-1A, due December 4, 2022

EXHIBIT 1-A-2	—	Form of 3.20% Senior Notes, Series A-1B, due December 4, 2022

EXHIBIT 1-B-1	—	Form of 3.35% Senior Notes, Series A-2A, due December 4, 2024

EXHIBIT 1-B-2	—	Form of 3.35% Senior Notes, Series A-2B, due December 4, 2024

EXHIBIT 1-C-1	—	Form of 3.55% Senior Notes, Series A-3A, due December 4, 2027

EXHIBIT 1-C-2	—	Form of 3.55% Senior Notes, Series A-3B, due December 4, 2027

EXHIBIT 1.5	—	Form of Supplemental Note

EXHIBIT 2.2(a)	—	Form of Affiliate Guaranty

EXHIBIT 2.3	—	Form of Supplemental Note Purchase Agreement

EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel to the Company and the Guarantors

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel to the Supplemental Purchasers

-v-

STERIS CORPORATION

5960 HEISLEY ROAD

MENTOR, OHIO 44060-1834

$47,500,000 3.20% Senior Notes, Series A-1A, due December 4, 2022

$47,500,000 3.20% Senior Notes, Series A-1B, due December 4, 2022

$40,000,000 3.35% Senior Notes, Series A-2A, due December 4, 2024

$40,000,000 3.35% Senior Notes, Series A-2B, due December 4, 2024

$12,500,000 3.55% Senior Notes, Series A-3A, due December 4, 2027

$12,500,000 3.55% Senior Notes, Series A-3B, due December 4, 2027

Dated as of March 5, 2019

To the Noteholders listed in the attached

Schedule A who are signatory hereto:

Ladies and Gentlemen:

STERIS Corporation, an Ohio corporation (the “Company”), agrees with each holder of a Note as follows:

SECTION 1. BACKGROUND; AMENDMENT AND RESTATEMENT OF EXISTING NOTE PURCHASE AGREEMENT.

Section 1.1. Background. Reference is made to that certain Amended and Restated Note Purchase Agreement, dated as of March 31, 2015, as amended as of January 23, 2017 (the “Existing Note Purchase Agreement”), among each Initial Purchaser (as defined therein) thereunder and the Company and pursuant to which the Company issued:

(a) $47,500,000 aggregate principal amount of its 3.20% Senior Notes, Series A-1A, due December 4, 2022 (the “Series A-1A Notes”),

(b) $47,500,000 aggregate principal amount of its 3.20% Senior Notes, Series A-1B, due December 4, 2022 (the “Series A-1B Notes”),

(c) $40,000,000 aggregate principal amount of its 3.35% Senior Notes, Series A-2A, due December 4, 2024 (the “Series A-2A Notes”),

(d) $40,000,000 aggregate principal amount of its 3.35% Senior Notes, Series A-2B, due December 4, 2024(the “Series A-2B Notes”),

(e) $12,500,000 aggregate principal amount of its 3.55% Senior Notes, Series A-3A, due December 4, 2027 (the “Series A-3A Notes”), and

(f) $12,500,000 aggregate principal amount of its 3.55% Senior Notes, Series A-3, due December 4, 2027 (the “Series A-3B Notes”; the Series A-1A Notes, the Series A-1B Notes, the Series A-2A Notes, the Series A-2B Notes, the Series A-3A Notes and the Series A-3B Notes, each as amended or amended and restated, are hereinafter referred to as the “Original Series A Notes”).

Each of the noteholders listed in the attached Schedule A hereto (each, individually, a “Noteholder”, and, collectively, the “Noteholders”) and the Company now desire to amend and restate the Existing Note Purchase Agreement. In order to effectuate and reflect the foregoing in the most expeditious manner and to facilitate dealings with respect to the Existing Note Purchase Agreement, the parties hereto have agreed to enter into that certain Second Amendment to the Existing Note Purchase Agreement, which shall amend and restate the Existing Note Purchase Agreement and replace such agreement with this Agreement.

The Original Series A Notes are substantially in the form set out in Exhibit 1-A-1, Exhibit 1-A-2, Exhibit 1-B-1, Exhibit 1-B-2, Exhibit 1-C-1 and Exhibit 1-C-2, respectively, with such changes therefrom, if any, as may be approved by the holder of the Note and the Company. Certain capitalized terms used in this Amended and Restated Note Purchase Agreement (this “Agreement”) are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 1.2. Amendment and Restatement of Existing Note Purchase Agreement. Effective on the Closing Date, the Company, by its execution of the Second Amendment agrees and consents to the amendment and restatement in its entirety of the Existing Note Purchase Agreement and its replacement by this Agreement.

Section 1.3. Amendment and Consent of Noteholders. The Noteholders are, collectively, the holders of one hundred percent (100%) of the aggregate principal amount of the Original Series A Notes. Subject to the satisfaction of the conditions precedent set forth in the Second Amendment, the Noteholders, by their execution of the Second Amendment, hereby agree and consent to the amendment and restatement in its entirety of the Existing Note Purchase Agreement and its replacement by this Agreement.

Section 1.4. Subsequent Series. Subsequent Series of promissory notes (collectively, the “Supplemental Notes”) may be issued pursuant to Supplemental Note Purchase Agreements as provided in Section 2.3 in an aggregate principal amount not to exceed $200,000,000 and: (a) shall be sequentially identified as “Series B Notes”, “Series C Notes”, “Series D Notes” et seq. and may consist of more than one different and separate tranches, but all such different and separate tranches of the same Series shall constitute one Series; (b) shall be in the aggregate principal amount of not less than $25,000,000 per each such series, (c) shall be dated the date of such Supplemental Note Purchase Agreement, (d) shall bear interest from such date at the rate per annum to be determined as of such date, (e) shall bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and, to the extent permitted by law, on any overdue installment of interest at the stated rate plus 2%, (f) shall be subject to required amortization, if any, and optional prepayments, and (g) shall be expressed to mature on the stated maturity date, all as set forth in the Supplemental Note Purchase Agreement relating thereto and shall otherwise be substantially in the form attached hereto as Exhibit 1.5; provided, no Supplemental Notes shall be issued if at the time of issuance thereof and after giving effect to the application of proceeds therefor, any Default or Event of Default shall have occurred and be continuing. The Original Series A Notes, and the Supplemental Notes are herein sometimes collectively referred to as the “Notes” and individually as a “Note.” As used herein, the term “Notes” shall include, without limitation, each Note delivered pursuant to the Existing Note Purchase Agreement and any Supplemental Note Purchase Agreement at the Initial Closing and/or at any Supplemental Closing and each Note delivered in substitution or exchange for any such Note pursuant hereto.

SECTION 2. SEVERAL AND NOT JOINT OBLIGATIONS; GUARANTEES; SUBSEQUENT SALES.

Section 2.1. Several and Not Joint Obligations. The obligations of the holders of the Notes hereunder are several and not joint obligations, and each holder of a Note shall have no obligation and no liability to any Person for the performance or nonperformance by any other holder of a Note hereunder. Without limiting the foregoing, the Company understands and agrees that the Noteholders’ holding of the Original Series A Notes as herein contemplated does not constitute a commitment, obligation or indication of interest to purchase any Supplemental Notes. References to “you” and “your” in this Agreement shall severally refer to each holder of a Note.

Section 2.2. Guarantees. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Reporting Entity and the Affiliates of the Reporting Entity (other than the Company) that (i) are obligors under ~~the~~a Bank Credit Agreement or a Material Credit Facility or (ii) guarantee the obligations of the obligors under ~~the~~a Bank Credit Agreement or such Material Credit Facility (together with any additional Affiliate who delivers a guaranty pursuant to Section 9.7, the “Guarantors”) pursuant to the guaranty agreement substantially in the form of Exhibit 2.2(a) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the “Affiliate Guaranty”).

(b) Any instruments, documents and agreements pursuant to which the Reporting Entity or any Subsidiary agrees to grant Liens in favor of a collateral agent (the “Collateral Agent”) for the benefit of the holders of Notes are hereinafter referred to as the “Collateral Documents”. The Collateral Documents and the Affiliate Guaranties are hereinafter collectively referred to as the “Security Documents.”

(c) [Reserved].

(d) If at any time the Reporting Entity or any Affiliate shall grant to any one or more of the Creditors security of any kind or provide any one or more of the Creditors with additional guaranties or other credit support of any kind pursuant to the requirements of a Material Credit Facility, then the Reporting Entity or such Affiliate shall grant to the holders of the Notes the same security or guaranty so that the holders of the Notes shall at all times be secured on an equal and pro rata basis with such Creditors. All such additional guaranties or security shall be given to the holders of the Notes pursuant to Section 9.7 or 9.8, as applicable, of this Agreement.

(e) The holders of the Notes agree that the obligations of any Affiliate (other than the Reporting Entity) under the Affiliate Guaranty and the Liens of the Collateral Documents in respect of all or any part of the collateral therein described shall be automatically released and discharged without the necessity of further action on the part of the holders of the Notes if, and to the extent, (i) the corresponding guaranty or Lien given pursuant to the terms of any Material Credit Facility is released, (ii) such Affiliate is no longer, if applicable, a borrower or issuer under any Material Credit Facility and (iii) no Default or Event of Default shall have occurred and then be continuing or result therefrom (or should any Default or Event of Default then exist or result, at such later time as any such Default or Event of Default shall cease to exist or result therefrom), provided that in the event the Reporting Entity or any Affiliate shall again become obligated under or with respect to the previously discharged Affiliate Guaranty or Material Credit Facility, or again grant the discharged Lien, as the case may be, pursuant to the terms and provisions of the relevant Material Credit Facility, then the Lien granted by the Reporting Entity or its Subsidiaries under a Collateral Document or the obligations of such Affiliate under the Affiliate Guaranty, as the case may be, shall be reinstated and any release thereof previously given shall be deemed null and void, and such Affiliate Guaranty shall again benefit the holders of the Notes on an equal and pro rata basis. Any release by the holders of the Notes under this Section 2.2(e) shall be deemed to have occurred concurrently with the release and discharge under the Material Credit Facilities. Further, any reinstatement of an Affiliate Guaranty or Lien pursuant to the terms hereof shall comply with the terms of Sections 9.7 and 9.8 hereof. The Reporting Entity shall promptly notify the holders of the Notes of any release of an Affiliate Guaranty pursuant to this Section 2.2(e) and shall deliver evidence of any release or discharge of a guaranty or Lien in customary form.

Section 2.3. Subsequent Sales. At any time, and from time to time, the Company and one or more Eligible Purchasers may enter into an agreement substantially in the form of the Supplemental Note Purchase Agreement attached hereto as Exhibit 2.3 (a “Supplemental Note Purchase Agreement”) in which the Company shall agree to sell to each such Eligible Purchaser named on the Supplemental Purchaser Schedule attached thereto (collectively, the “Supplemental Purchasers”) and, subject to the terms and conditions herein and therein set forth, each such Supplemental Purchaser shall agree to purchase from the Company the aggregate principal amount of the Series of Supplemental Notes (which series shall be at least $25,000,000 and may consist of more than one different and separate tranches, but all such different and separate tranches of the same Series shall constitute one Series) described in such Supplemental Note Purchase Agreement and set opposite such Supplemental Purchaser’s name in the Supplemental Purchaser Schedule attached thereto at the price and otherwise under the terms set forth in such Supplemental Note Purchase Agreement. The sale of the Supplemental Notes of the Series described in such Supplemental Note Purchase Agreement will take place at the location, date and time set forth therein at a closing (a “Supplemental Closing”). At such Supplemental Closing the Company will deliver to each such Supplemental Purchaser one or more Notes of the Series to be purchased by such Supplemental Purchaser registered in such Supplemental Purchaser’s name (or in the name of its nominee), evidencing the aggregate principal amount of Notes of such Series to be purchased by such Supplemental Purchaser and in the denomination or denominations specified with respect to such Supplemental Purchaser in such Supplemental Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account on the date of such Supplemental Closing (a “Supplemental Closing Date”) (as specified in a notice to each such Supplemental Purchaser at least three Business Days prior to such Supplemental Closing Date).

SECTION 3. RESTATEMENT CLOSING.

The execution and delivery of the Second Amendment shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing on the Amendment Closing Date (as defined in the Second Amendment (the “Closing Date”)).

Except as stated in the last paragraph of this Section 3, after the Closing Date, no Person shall have any obligation or liability whatsoever to any Noteholder pursuant to or in connection with the Existing Note Purchase Agreement. Notwithstanding the foregoing, all amounts owing under, and evidenced by, the Original Series A Notes as of the Closing Date shall continue to be outstanding under, and shall from and after the Closing Date be evidenced by, the Original Series A Notes, and shall be governed by the terms of this Agreement.

If on the Closing Date any of the conditions specified in the Second Amendment shall not have been fulfilled to any Noteholder’s satisfaction, such Noteholder shall, at such Noteholder’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Noteholder may have under the Existing Note Purchase Agreement, the Original Series A Notes or otherwise by reason of such failure or such nonfulfillment.

Without limiting obligations under the Original Series A Notes, all payment obligations of the Company under the Existing Note Purchase Agreement (other than reimbursement obligations in respect of costs, expenses and fees of or incurred by the holders of the Original Series A Notes arising prior to the date hereof) shall be cancelled and such payment obligations of the Company shall be replaced by, and evidenced solely by, this Agreement.

SECTION 4. CONDITIONS TO SUPPLEMENTAL CLOSING.

Each Supplemental Purchaser’s obligation to execute and deliver a Supplemental Note Purchase Agreement and the obligations of each Supplemental Purchaser to purchase and pay for the Notes to be sold at the applicable Supplemental Closing is subject to the fulfillment to such Supplemental Purchasers’ satisfaction prior to or on the date of such Supplemental Closing, of the following conditions set forth in this Section 4.

Section 4.1. Representations and Warranties. (a) The representations and warranties of the Company and Reporting Entity in this Agreement, as modified by any amendment, supplement or superseding provision pursuant to the Supplemental Note Purchase Agreement shall be correct when made on the date of such Supplemental Closing (or if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b) The representations and warranties of each Guarantor in the Affiliate Guaranty, as modified by any amendment, supplement or superseding provision pursuant to any supplemental agreement shall be correct when made on the date of such Supplemental Closing (or if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Section 4.2. Performance; No Default. (a) The Company shall have performed and complied with all material agreements and conditions contained in this Agreement (or in the applicable Supplemental Note Purchase Agreement) required to be performed or complied with by it prior to or at the time of such Supplemental Closing, and after giving effect to the issue and sale of the Supplemental Notes (and the application of the proceeds thereof), no Default or Event of Default shall have occurred and be continuing.

(b) Each Guarantor shall have performed and complied with all material agreements and conditions contained in the Affiliate Guaranty required to be performed and complied with by it prior to or at the time of such Supplemental Closing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to you an Officer’s Certificate, dated the date of such Supplemental Closing, certifying that the conditions specified in Sections 4.1(a), 4.2(a) and 4.11 have been fulfilled.

(b) Guarantor Officer’s Certificate. Each Guarantor shall have delivered to you a certificate of an authorized officer, dated the date of such Supplemental Closing certifying that the conditions set forth in Sections 4.1(b), 4.2(b) and 4.11 have been fulfilled.

(c) Authorization Certificate. The Company shall have delivered to you a certificate dated the date of such Supplemental Closing certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Supplemental Notes, this Agreement or the Supplemental Note Purchase Agreement, as the case may be, and any Security Documents to which it is a party.

(d) Guarantor Authorization Certificate. Each Guarantor shall have delivered to you a certificate dated the date of such Supplemental Closing, certifying as to the resolutions attached thereto and other legal proceedings relating to the authorization, execution and delivery of the Affiliate Guaranty.

Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of such Supplemental Closing (a) from counsel for the Company and the Guarantors, which may include in-house counsel, covering the matters set forth in Exhibit 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of such Supplemental Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of the Supplemental Closing. If requested by you, you shall have received an Officer’s Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with such Supplemental Closing, the Company shall sell to the other Supplemental Purchasers, and the other Supplemental Purchasers shall purchase, the Supplemental Notes to be purchased by them at such Supplemental Closing as specified in the Supplemental Note Purchase Agreement.

Section 4.7. Security Documents. At each Supplemental Closing, the Security Documents (including, without limitation, the Affiliate Guaranty), if any, shall be amended and/or supplemented as necessary to include the Supplemental Notes thereunder.

Section 4.8. [Reserved].

Section 4.9. [Reserved].

Section 4.10. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each tranche of the Series of Supplemental Notes then to be issued.

Section 4.11. Changes in Organization Structure. Other than as permitted by the terms of this Agreement, the Company and the Guarantors shall not have changed their jurisdiction of organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.12. Funding Instructions. At least three Business Days prior to the date of such Supplemental Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Supplemental Notes is to be deposited, (d) the name and telephone number of the account representative responsible for verifying receipt of such funds and (e) any other information that may be required to effect such transfer.

Section 4.13. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE REPORTING ENTITY.

The Reporting Entity represents and warrants to each applicable Purchaser on the date of Closing those representations and warranties set forth in Section 5.1 through Section 5.17:

The holders of Notes and any Supplemental Purchasers recognize and acknowledge that the Company may supplement or amend, as appropriate, the following representations and warranties, as well as the schedules related thereto (including, without limitation, by referring in the representations, warranties and schedules to the Reporting Entity as appropriate), pursuant to a Supplemental Note Purchase Agreement on the date of each Supplemental Closing; provided that no such supplement or amendment to any representation or warranty applicable to any Supplemental Closing shall change or otherwise modify or be deemed or construed to change or otherwise modify any representation or warranty given on any prior date or any determination of the falseness or inaccuracy thereof within the limitations of Section 11(e).

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Supplemental Note Purchase Agreement, the Supplemental Notes and any Security Documents to which it is a party and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. The Supplemental Note Purchase Agreement, the Supplemental Notes and any Security Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company, and the Supplemental Note Purchase Agreement constitutes, and upon execution and delivery thereof and upon receipt of consideration therefor, each Supplemental Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Supplemental Note Purchase Agreement, the Securities and Exchange Commission filings, press releases and other documents identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Since March 31, 2014, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, except as disclosed in Schedule 5.3 and 5.8.

Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 is (except as noted therein) a complete and correct list (i) of the Reporting Entity’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (ii) of the Reporting Entity’s Restricted Subsidiaries.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Reporting Entity and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Reporting Entity or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 and except for Liens permitted by Section 10.3(e)).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

Section 5.5. Financial Statements. The Company has made available to each Purchaser copies of the consolidated financial statements of the Reporting Entity and its Subsidiaries included in those reports listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Reporting Entity and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of the Supplemental Note Purchase Agreement, the Notes and any Security Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary (except the creation of Liens contemplated by the Collateral Documents) under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by the Company is required in connection with the execution, delivery or performance by the Company of the Supplemental Note Purchase Agreement, the Supplemental Notes or the Security Documents to which it is a party.

Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Except as disclosed in Schedule 5.8, neither the Company nor any Restricted Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Restricted Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP (or English GAAP, as applicable). The federal income tax liabilities of the Company and its Subsidiaries are not subject to further review by the Internal Revenue Service and have been paid, for all fiscal years up to and including the fiscal year ended March 31, 2012.

Section 5.10. Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement except for those defects in title and Liens that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11, the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 436 or 430 of the Code (or the predecessor provisions of Sections 401(a)(29) or 412 of the Code), other than such liabilities or Liens as would not individually or in the aggregate reasonably be expected to be Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans subject to ERISA (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $20,000,000. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Restricted Subsidiaries does not exceed $25,000,000.

(e) The execution and delivery of the Supplemental Note Purchase Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

Section 5.13. Private Offering by the Company. Neither the Company nor, assuming the accuracy of the Offeree Letters, anyone acting on its behalf has offered the Notes, the Affiliate Guaranties or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, and not more than 20 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor, assuming the accuracy of the Offeree Letter, anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Affiliate Guaranties to the registration requirements of Section 5 of the Securities Act.

Section 5.14. Use of Proceeds; Margin Regulations. No part of the proceeds from the sale of the Original Series A Notes has been, and no part of the proceeds from the sale of the Supplemental Notes hereunder will be, used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Debt.

Schedule 5.15 sets forth a complete and correct list of all outstanding Borrowed Debt with an aggregate outstanding principal amount in excess of $~~10,000,000~~25,000,000 (provided that the aggregate amount of all such Debt not listed on Schedule 5.15 does not exceed $~~25,000,000~~125,000,000 ) of the Company and its Restricted Subsidiaries as of ~~December 31, 2014~~the Amendment Effective Date, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Borrowed Debt of the Company or its Restricted Subsidiaries~~;~~, other than in connection with the Bank Credit ~~Agreement, the termination of the Amended and Restated Letter Agreement, dated as of May 15, 2014, between the Company and PNC Bank, National Association, and the termination of that certain Third Amended and Restated Credit Agreement (the “Existing STERIS Credit Agreement”), dated as of April 13, 2012, as amended, among the Company, KeyBank, as administrative agent for the lenders from time to time party thereto, and such lenders~~Agreements or as otherwise permitted by this Agreement. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Borrowed Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment, other than with respect to any such Borrowed Debt, a default under which would not individually or in the aggregate have a Material Adverse Effect.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b) No part of the proceeds from any sale of any Supplemental Notes hereunder will be, used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c) Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)(1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2) To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3) No part of the proceeds from any sale of any Supplemental Notes hereunder will be, used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

(e) The representations set forth in Section 5.16(b) and Section 5.16(d) of the Existing Note Purchase Agreements were true and correct when made with respect to the Original Series A Notes.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an “investment company”, nor controlled by an “investment company”, required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

SECTION 6. REPRESENTATIONS OF SUPPLEMENTAL PURCHASERS AND THE HOLDERS OF THE NOTES.

Section 6.1. Purchase for Investment. You represent that (i) you are purchasing the Supplemental Notes, for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition and sale of your or their property shall at all times be within your or their control, and (ii) you and any such pension or trust funds are a “qualified institutional buyer” within the meaning of Rule 144A(a)(1) under the Securities Act. You understand that the Notes and the Affiliate Guaranties have not been, and will not be, registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes and the Affiliate Guaranties.

Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) used or to be used by you to pay the purchase price of the Original Series A Notes purchased by you pursuant to the Existing Note Purchase Agreement or the Notes to be purchased by you hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as have been disclosed by you to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO THE REPORTING ENTITY.

Section 7.1. Financial and Business Information. The Reporting Entity shall furnish to each holder of Notes:

(a) Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Reporting Entity (other than the last quarterly fiscal period of each such fiscal year), copies of:

(i) a consolidated balance sheet of the Reporting Entity and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income and cash flows of the Reporting Entity and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Reporting Entity’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

(b) Annual Statements — within 140 days after the end of each fiscal year of the Reporting Entity, copies of,

(i) a consolidated balance sheet of the Reporting Entity and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of income and cash flows of the Reporting Entity and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and provided that the delivery within the time period specified above of the Reporting Entity’s Annual Report on Form 10-K for such fiscal year (together with the Reporting Entity’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Reporting Entity or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (other than any registration statement on Form S-8) that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Reporting Entity or any Subsidiary with the Securities and Exchange Commission;

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening in writing by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f) Requested Information — with reasonable promptness and subject to Section 20, such other available information relating to the business, operations, affairs, financial condition, assets or properties of the Reporting Entity or any of its Subsidiaries or relating to the ability of the Company or any Guarantor to perform its obligations hereunder and under the Notes or its Affiliate Guaranty as from time to time may be reasonably requested by any such holder of Notes, including any such requests in connection with a formal request by the Securities Valuation Office of the NAIC (or any successor to the duties thereof) related to the assignment or maintenance of a designation of a rating with respect to the Notes;

(g) Supplemental Note Purchase Agreements — promptly, and in any event within ten Business Days after the issuance of any Supplemental Notes, a correct and complete copy of the Supplemental Note Purchase Agreement executed in connection with such issuance; and

(h) Investigations and Litigation — promptly after a Responsible Officer of the Reporting Entity obtains knowledge of the commencement thereof, notice of all actions, suits, investigations, litigations and proceedings before any court, governmental agency or arbitrator that would adversely affect the legality, validity and enforceability of any material provision of this Agreement in any material respect.

Section 7.2. Officer’s Certificate. Each set of financial statements furnished to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied or preceded by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Reporting Entity was in compliance with the requirements of Section 10.2 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence). In the event that the Reporting Entity or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.4) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b) Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Reporting Entity and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Reporting Entity or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Electronic Delivery. Financial statements, officers’ certificates and other materials required to be delivered by the Reporting Entity to a holder of Notes pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if (i) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related certificate satisfying the requirements of Section 7.2 are delivered to the holder of Notes by e-mail at the email address provided to the Company by such holder in writing or (ii) the Reporting Entity shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or (b) as the case may be, with the SEC on “EDGAR” and shall have made such Form available on its home page on the worldwide web or the Company shall have made such Form available on its home page on the worldwide web (at the date of this Agreement located at www.steris.com) and shall have delivered the related certificate satisfying the requirements of Section 7.2 to the holder of the Notes by e-mail at the email address provided to the Company by such holder in writing or (iii) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related certificate satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company in IntraLinks or on any other similar website to which each holder of Notes has free access or (iv) the Reporting Entity shall have filed any of the items referred to in Section 7.1(c) with the SEC on “EDGAR”, and shall have made such items available on its home page on the worldwide web or the Company shall have made such items available on its home page on the worldwide web or if any of such items are timely posted by or on behalf of the Company on IntraLinks or any other similar website to which each holder of Notes has free access; provided however, that in the case of any of clause (ii), (iii) or (iv) the Company shall concurrently with such filing or posting give notice to each holder of Notes of such posting or filing. Each holder shall be responsible for providing its email address to the Company on a timely basis to enable the Company to effect deliveries via email pursuant to clauses (i) or (ii) above. Notwithstanding the foregoing or any Intralinks or similar electronic delivery, the parties agree that the provisions of Section 20 shall control the actions of the parties with respect to Confidential Information delivered to, or received by, the holders of the Notes.

Section 7.4. Inspection. The Reporting Entity shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Reporting Entity, to visit the principal executive office of the Reporting Entity, to discuss the affairs, finances and accounts of the Reporting Entity and its Restricted Subsidiaries with a Senior Financial Officer of the Reporting Entity, and, with the consent of the Reporting Entity (which consent will not be unreasonably withheld) to visit the other offices and properties of the Reporting Entity and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Reporting Entity and upon reasonable prior notice to the Reporting Entity, to visit and inspect any of the offices or properties of the Reporting Entity or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective Senior Financial Officers and independent public accountants (and by this provision the Reporting Entity authorizes said accountants to discuss the affairs, finances and accounts of the Reporting Entity and its Restricted Subsidiaries), all at such times and as often as may be reasonably requested in writing.

SECTION 8. PREPAYMENT OF THE NOTES.

Section 8.1. Required Prepayments. No regularly scheduled prepayment of the principal of any tranche of the Original Series A Notes is required prior to the final maturity thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of the Notes, in an amount not less than 10% of the aggregate principal amount of such Series of the Notes then outstanding (but if in the case of a partial prepayment, then against each tranche within such Series of Notes in proportion to the aggregate principal amount outstanding of each tranche of such Series), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of the Series of Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

(b) Notwithstanding anything contained in this Section 8.2 to the contrary, if and so long as any Default or Event of Default shall have occurred and be continuing, any prepayment of the Notes pursuant to the provisions of Section 8.2(a) shall be allocated among all of the Notes of all Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

Section 8.3. Allocation of Partial Prepayments. In the case of any partial prepayment of the Notes of any Series pursuant to Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among each tranche of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of each tranche of the Notes of such Series not theretofore called for prepayment.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Controlled Affiliate (nor solicit, request or induce any other Affiliate) to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding tranches of the Notes of any Series except (a) upon the payment or prepayment of each tranche of the Notes of such Series in accordance with the terms of this Agreement or the applicable Supplemental Note Purchase Agreement pursuant to which the Notes of such Series were issued or (b) pursuant to an offer to purchase made by the Company or a Controlled Affiliate pro rata to the holders of all Notes of such Series at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 51% of the principal amount of the Notes of such Series then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such Series of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Controlled Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement or the applicable Supplemental Note Purchase Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the ask-side yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Change in Control.

(a) Notice of Change in Control or Control Event. Subject to compliance with applicable law and other Company obligations, the Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.

(b) Condition to Company Action. The Company will not take any action that consummates a Change in Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) subject to subparagraph (d), contemporaneously with the consummation of such Change in Control, it prepays all Notes required to be prepaid in accordance with this Section 8.7.

(c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be (subject to subparagraph (f)) not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(d) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company on or before the date specified in the certificate described in paragraph (g) of this Section 8.7. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7, or to accept an offer as to all the Notes held by the holder, within such time period shall be deemed to constitute rejection of such offer by such holder.

(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.

(f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraphs (a) and (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. Subject to compliance with applicable law and other Company obligations, the Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

(g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; (vi) in reasonable detail, the nature and date or proposed date of the Change in Control; and (vii) the last date by which any holder of a Note that wishes to accept such offer must have delivered notice thereof to the Company, which date shall not be earlier than three Business Days prior to the Proposed Prepayment Date.

(h) Securities Laws. The Company and Reporting Entity will comply with all applicable requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change in Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 8.7, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 8.7 by virtue of any such conflict.

SECTION 9. AFFIRMATIVE COVENANTS.

The Reporting Entity covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. The Reporting Entity will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 9.2. Insurance. The Reporting Entity will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as the Reporting Entity reasonably deems prudent.

Section 9.3. Maintenance of Properties. The Reporting Entity will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear or any casualty which would not, individually or in the aggregate, have a Material Adverse Effect), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 9.3 shall not prevent the Reporting Entity or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Reporting Entity has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.4. Payment of Taxes. The Reporting Entity will, and will cause each of its Restricted Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent; provided that neither the Reporting Entity nor any Restricted Subsidiary need pay any such tax or assessment if (a) the amount, applicability or validity thereof is contested by the Reporting Entity or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Reporting Entity or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP (or Irish GAAP or English GAAP, as applicable) on the books of the Reporting Entity or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Except as permitted by Section 10.4, the Reporting Entity will at all times preserve and keep in full force and effect its legal existence. Except as permitted by Sections 10.4 and 10.5, the Reporting Entity will at all times preserve and keep in full force and effect the legal existence of each of its Restricted Subsidiaries (unless merged into the Reporting Entity or a Restricted Subsidiary) and all rights and franchises of the Reporting Entity and its Restricted Subsidiaries unless, in the good faith judgment of the Reporting Entity, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

Section 9.7. Guaranty. The Reporting Entity will cause each Affiliate (other than the Company) which delivers a Guaranty of outstanding borrowings or available borrowing capacity (subject only to customary conditions) under a Material Credit Facility or becomes an obligor, co-obligor, borrower or co-borrower of outstanding borrowings or has available borrowing capacity (subject only to customary conditions) under a Material Credit Facility to concurrently enter into an Affiliate Guaranty, and as promptly as reasonably practicable will deliver to each of the holders of the Notes the following items:

(a) an executed counterpart of the joinder agreement pursuant to which such Affiliate has become bound by the Affiliate Guaranty (it being understood that such joinder shall also join any New PubCo hereto as the “Reporting Entity”);

(b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Affiliate making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.6 and 5.7, but with respect to such Affiliate and the Affiliate Guaranty, as applicable;

(c) such documents and evidence with respect to such Affiliate as the Required Holders may reasonably request in order to establish the existence and, if applicable, good standing of such Affiliate and the authorization of the transactions contemplated by the Affiliate Guaranty;

(d) an opinion of counsel reasonably satisfactory to the Required Holders to the effect that such Affiliate Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Affiliate enforceable in accordance with its terms, subject to customary exceptions, assumptions and qualifications; provided that an opinion from a nationally recognized law firm and/or in-house counsel of the Company shall be reasonably satisfactory to the Required Holders; and

(e) with respect to any Foreign Guarantor, evidence of the acceptance by the Company or CT Corporation System, as applicable, of the appointment of designation provided for by Section 8 of the Affiliate Guaranty, as such Guarantor’s agent to receive, for it and on its behalf, service of process, for the period from the date of such Affiliate Guaranty to December 4, 2028.

Section 9.8. Security. If at any time, pursuant to the terms and conditions of a Material Credit Facility, the Reporting Entity or any existing or newly acquired or formed Subsidiary shall pledge, grant, assign or convey to the Creditors thereunder, or any one or more of them, a Lien on the assets of the Reporting Entity or any Subsidiary, the Reporting Entity or such

Subsidiary shall execute and concurrently deliver to the Collateral Agent for the benefit of the holders of the Notes a security agreement in substantially the same form as delivered to such Creditors, or any one or more of them, or the Lien granted for the benefit of such Creditors shall also be for the benefit of the holders of the Notes and the Reporting Entity shall deliver, or shall cause to be delivered, to the holders of the Notes (a) all such certificates, resolutions, legal opinions and other related items in substantially the same forms as those delivered to and accepted by such Creditors and such other documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel from counsel that is reasonably accepted to the Required Holders (provided that, an opinion from a nationally recognized law firm and/or in-house counsel of the Company shall be reasonably satisfactory to the Required Holders) and (b) all such amendments to this Agreement and the Collateral Documents as may reasonably be deemed necessary by the holders of the Notes in order to reflect the existence of such Lien on the assets of the Reporting Entity or such Subsidiary, as applicable, and the Company’s compliance with the requirements of Section 9.6 with respect to any such security granted to or for the benefit of the holders of the Notes and to or for the benefit of such Creditors. This Section 9.8 shall not apply to any pledge, grant, assignment, conveyance or Lien contemplated to be granted to any of the agents, lenders or their affiliates in connection with any cash collateral in connection with letters of credit contemplated under the Bank Credit Agreement or any substantially similar pledge, grant, assignment, conveyance or Lien contemplated by any other Material Credit Facility.

Section 9.9. Restricted Subsidiaries. (a) Subject to paragraphs (b) and (c) below the Reporting Entity will at all times, (i) maintain the aggregate value of the assets of the Reporting Entity and the then existing Restricted Subsidiaries, at not less than 92.5% of Consolidated Total Assets and (ii) ensure that not less than 92.5% of Consolidated EBITDA for each period is attributable to the Reporting Entity and the then existing Restricted Subsidiaries.

(b) If at any time, (i) the aggregate consolidated value of the assets of the Reporting Entity and the then existing Restricted Subsidiaries does not account for 92.5% or more of Consolidated Total Assets or (ii) less than 92.5% of Consolidated EBITDA for a period is attributable to the Reporting Entity and the then existing Restricted Subsidiaries, the Company shall promptly designate, pursuant to Section 10.7, such other Subsidiaries of the Reporting Entity (which would not otherwise be Restricted Subsidiaries) to be Restricted Subsidiaries hereunder so that such 92.5% thresholds are satisfied.

(c) Without limiting the foregoing, the Company shall, and shall cause each Guarantor to, be and remain (until such time as such entity is no longer a Guarantor) a Restricted Subsidiary.

Section 9.10. Transactions with Affiliates. The Reporting Entity will, and will cause its Restricted Subsidiaries to, conduct all material transactions otherwise permitted under this Agreement with any of their Affiliates (excluding the members of the Consolidated Group) on terms that are fair and reasonable and no less favorable to the Reporting Entity or such Restricted Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the restrictions of this Section 9.10 shall not apply to the following:

(a) the payment of dividends or other distributions (whether in cash, securities or other property) with respect to any Equity Interests in a member of the Consolidated Group, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in such Person or any option, warrant or other right to acquire any such Equity Interests in such Person;

(b) payment of, or other consideration in respect of, compensation to, the making of loans to and payment of fees and expenses of and indemnities to officers, directors, employees or consultants of a member of the Consolidated Group and payment, or other consideration in respect of, directors’ and officers’ indemnities;

(c) transactions pursuant to any agreement to which a member of the Consolidated Group is a party on the date hereof and set forth in Schedule 9.10;

(d) transactions with joint ventures for the purchase or sale of property or other assets and services entered into in the ordinary course of business and in a manner consistent with past practices;

(e) [Reserved];

(f) transactions approved by a majority of Disinterested Directors of the Company or of the relevant member of the Consolidated Group in good faith; or

(g) any transaction in respect of which the Reporting Entity delivers to the holder of the Notes a letter addressed to the board of directors of the Reporting Entity (or the board of directors of the relevant member of the Consolidated Group) from an accounting, appraisal or investment banking firm that is in the good faith determination of the Reporting Entity qualified to render such letter, which letter states that such transaction is on terms that are no less favorable to the Reporting Entity or the relevant member of the Consolidated Group, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

SECTION 10. NEGATIVE COVENANTS.

The Reporting Entity covenants that so long as any of the Notes are outstanding:

Section 10.1. Subsidiary Indebtedness. The Reporting Entity will not permit any member of the Consolidated Group that is not the Company or a Guarantor to incur Debt of any kind; provided that this Section 10.1 shall not apply to any of the following (without duplication):

(a) Debt incurred under this Agreement, any Notes and any Affiliate Guaranty;

(b) Debt of any member of the Consolidated Group to any member of the Consolidated Group; provided that such Debt shall not have been transferred to any other Person (other than to any member of the Consolidated Group);

(c) Debt outstanding on the ~~date of the Initial Closing and~~Amendment Effective Date and, to the extent in respect of obligations in excess of $25,000,000, set forth on Schedule 5.15 (it being understood that any Debt in excess of $25,000,000 outstanding on the Amendment Effective Date that is otherwise permitted under another clause of Section 10.1 need not be set forth on Schedule 5.15 in order to be so permitted under such other clause), and any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replacements or restructurings) of any such Debt from time to time (in whole or in part), provided that the outstanding principal amount of any such Debt may only be increased (x) to the extent of any accrued interest on such Debt or (y) to the extent any such increase is permitted to be incurred under any other clause of this Section 10.1;

(d) (i) Debt of any member of the Consolidated Group incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Leases or finance leases and any Debt assumed in connection with the acquisition of any such assets (provided that such Debt is incurred or assumed prior to or within 90 days after such acquisition or the completion of such construction or improvement and the principal amount of such Debt does not exceed the cost of acquiring, constructing or improving such fixed or capital assets) and (ii) any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replacements or restructurings) of any such Debt from time to time (in whole or in part), provided that the aggregate principal amount of Debt permitted by this Section 10.1(d) shall not exceed $100,000,000 at any time outstanding;

(e) Debt under or related to Hedge Agreements entered into for non-speculative purposes;

(f) letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Debt) in the ordinary course of business;

(g) Debt of Receivables Subsidiaries in respect of Permitted Receivables Facilities in an aggregate principal amount at any time outstanding not to exceed $250,000,000;

(h)(i) any other Debt (not otherwise permitted under this Agreement), and (ii) any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replacements or restructurings) of Debt outstanding under this Section 10.1(h), provided that, the aggregate principal amount of Priority Debt at the time such Debt is incurred shall not exceed 10% of Consolidated Total Assets (except that ~~refinancing~~ Debt incurred in reliance on clause (ii) of this Section 10.1(h) will in any event be permitted (but will utilize basket capacity under this Section 10.1(h)) so long as the principal amount of such Debt does not exceed the principal amount of the Debt extended, renewed, refinanced, refunded, replaced or restructured plus any accrued interest on such Debt);

(i) Debt owed to any officers or employees of any member of the Consolidated Group; provided that the aggregate principal amount of all such Debt shall not exceed $10,000,000 at any time outstanding;

(j) guarantees of any Debt permitted pursuant to this Section 10.1;

(k) Debt in respect of bid, performance, surety bonds or completion bonds issued for the account of any member of the Consolidated Group in the ordinary course of business, including guarantees or obligations of any member of the Consolidated Group with respect to letters of credit supporting such bid, performance, surety or completion obligations;

(l) Debt incurred or arising from or as a result of agreements providing for indemnification, deferred payment obligations, purchase price adjustments, earn-out payments or similar obligations;

(m) Debt in connection with overdue accounts payable which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

(n) Debt arising or incurred as a result of or from the adjudication or settlement of any litigation or from any arbitration or mediation award or settlement, in any case involving any member of the Consolidated Group, provided that the judgment, award(s) and/or settlements to which such Debt relates would not constitute an Event of Default under Section 11(i);

(o) Debt in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business; and

(p)(i) Debt of any Person which becomes a Restricted Subsidiary after the date of the Initial Closing or is merged with or into or consolidated or amalgamated with any Restricted Subsidiary after the date of the Initial Closing and Debt expressly assumed in connection with the acquisition of an asset or assets from any other Person~~;~~; provided that (A) such Debt existed at the time such Person became a Restricted Subsidiary or of such merger, consolidation, amalgamation or acquisition and was not created in anticipation thereof and (B) immediately after such Person becomes a Restricted Subsidiary or such merger, consolidation, amalgamation or acquisition, (x) no Default shall have occurred and be continuing and (y) the Reporting Entity shall be in compliance with Section 10.2 on a pro forma basis~~;~~; and (ii) any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replacements or restructurings) of any such Debt from time to time (in whole or in part), provided that the outstanding principal amount of any such Debt may only be increased (x) to the extent of any accrued interest on such Debt or (y) to the extent any such increase is permitted to be incurred under any other clause of this Section 10.1.

Section 10.2. Financial Covenants. ~~(a)~~ (a)  The Reporting Entity will not permit, as of the last day of any fiscal quarter of the Reporting Entity, the ratio of (x) Consolidated Total Debt at such time to (y) Consolidated EBITDA for the four consecutive fiscal quarter period ending as of such date to exceed 3.50 to 1.00; provided, that the ratio referenced in this Section 10.2(a) shall be increased by 0.25 to 1.00 after a Material Acquisition for a period of four fiscal quarters after the date of such Material Acquisition; and

~~(b)~~ (b) The Reporting Entity will not permit, as of the last day of any fiscal quarter of the Reporting Entity, the ratio of Consolidated EBITDA to Consolidated Interest Expense for the period of four fiscal quarters ending on such date, to be less than 3.00 to 1.00.

Section 10.3. Limitation on Liens. The Reporting Entity will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of its property or assets (other than Unrestricted Margin Stock), whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

(a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(b) other statutory, common law or contractual Liens incidental to the conduct of its business or the ownership of its property and assets that (A) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (B) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(d) pledges or deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) Liens on property or assets to secure obligations owing to any member of the Consolidated Group;

(f) (A) purchase money Liens on fixed or capital assets or for the deferred purchase price of property, provided that such Lien is limited to the purchase price and only attaches to the property being acquired, constructed or improved and, for the avoidance of doubt, proceeds thereof; provided further that purchase money Liens in favor of any lender may be cross-collateralized with respect to other obligations of such type owing to such lender and (B) Capital Leases~~;~~ or finance leases;

(g) easements, zoning restrictions or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any member of the Consolidated Group~~;~~;

(h) Liens existing on the ~~date of the Initial Closing and~~Amendment Effective Date and, to the extent securing obligations in excess of $25,000,000, set forth on Schedule 5.15;

(i) Liens on Receivables Related Assets of a Receivables Subsidiary in connection with the sale of such Receivables Related Assets pursuant to Section 10.5(c) hereof;

(j) in addition to the Liens permitted herein, additional Liens securing Debt or other obligations; provided that, the aggregate principal amount of Priority Debt at the time such Debt or such other obligation is created or incurred shall not exceed an amount equal to 10% of the Consolidated Total Assets; provided further, that notwithstanding the foregoing and without limiting Section 9.8, the Reporting Entity shall not, and shall not permit any of its Restricted Subsidiaries to, secure pursuant to this Section 10.3(j) any Debt outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Reporting Entity and/or any such Restricted Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders (provided that an opinion from a nationally recognized law firm and/or in-house counsel of the Company shall be reasonably satisfactory to the Required Holders);

(k) Permitted Encumbrances;

(l) any Lien existing on any property or asset prior to the acquisition thereof by any member of the Consolidated Group or existing on any property or assets of any Person at the time such Person becomes a Restricted Subsidiary after the date of the Initial Closing; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, and (ii) such Lien does not apply to any other property or assets of any member of the Consolidated Group (other than Persons who become members of the Consolidated Group in connection with such acquisition);

(m) Liens arising in connection with any margin posted related to Hedge Agreements entered other than for speculative purposes;

(n) any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in Sections 10.3(f), 10.3(h), 10.3(j) and 10.3(l); provided that (x) the principal amount of the obligations secured thereby shall be limited to the principal amount of the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, extensions, renewals and replacements thereof) and (y) such Lien shall be limited to all or a part of the assets that secured the obligation so extended, renewed or replaced and (z) in the case of any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (j), such extension, renewal or replacement (or successive renewals or replacements) shall utilize basket capacity under clause (j) prior to any excess amount not permitted thereunder being permitted under this clause (n); ~~and~~

(o) Liens on the products and proceeds (including, without limitation, insurance condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property subject to Liens under any of the paragraphs of this Section 10.3; and

(p) Liens on the proceeds of Specified Indebtedness deposited with a trustee or paying agent or otherwise segregated or held in trust or under an escrow or other funding arrangement with respect to a Pending Transaction prior to the consummation of such Pending Transaction.

Section 10.4. Mergers and Consolidations, Etc. The Reporting Entity will not, and will not permit any Restricted Subsidiary to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (other than Unrestricted Margin Stock) (whether now owned or hereafter acquired) to, any Person, except that:

(a) any member of (x) the Consolidated Group other than the Company and the Reporting Entity may merge or consolidate with or into any other member of the Consolidated Group or (y) the Consolidated Group may convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to any other member of the Consolidated Group; and

(b) the Company and the Reporting Entity may merge or consolidate with or into any other Person (including, but not limited to, any member of the Consolidated Group) so long as (A) the Company or the Reporting Entity is the surviving entity or (B) the surviving entity shall succeed, by agreement or by operation of law, to all of the businesses and operations of the Company or the Reporting Entity and shall assume all of the rights and obligations of the Company or the Reporting Entity under this Agreement and the Notes and any other Security Documents to which it is a party; and

(c) any member of the Consolidated Group (other than the Company and the Reporting Entity) may merge or consolidate with or into another Person, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets so long as (A) the consideration received in respect of such merger, consolidation, conveyance, transfer, lease or other disposition is at least equal to the fair market value of such assets as determined in good faith by the Reporting Entity and (B) no Covenant Material Adverse Effect would reasonably be expected to result from such merger, consolidation, conveyance, transfer, lease or other disposition; and

(d) any member of the Consolidated Group (other than the Company and the Reporting Entity) may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to another Person to effect (A) a transaction permitted by Section 10.5 (other than Section 10.5(g)(ii) thereof) or (B) a merger or consolidation with or into such Person where such merger or consolidation results in such Person or the entity into which such Person is merged or consolidated becoming a member of the Consolidated Group;

provided, in the cases of clause (a), (b) and (c) hereof, that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

Section 10.5. Dispositions. The Reporting Entity will not, and will not permit any Restricted Subsidiary to, convey, sell, assign, transfer or otherwise dispose of (each a “Disposition”) any of its property or assets outside the ordinary course of business, other than to any member of the Consolidated Group, except for:

(a) Dispositions of assets and property that are (i) obsolete, worn, damaged, uneconomic or otherwise deemed by any member of the Consolidated Group to no longer be necessary or useful in the operation of such member of the Consolidated Group’s current or anticipated business or (ii) replaced by other assets or property of similar suitability and value;

(b) Dispositions of cash and Cash Equivalents;

(c) Dispositions of accounts receivable (i) in connection with the compromise or collection thereof, (ii) deemed doubtful or uncollectible in the reasonable discretion of any member of the Consolidated Group, (iii) obtained by any member of the Consolidated Group in the settlement of joint interest billing accounts, (iv) granted to settle collection of accounts receivable or the sale of defaulted accounts arising in connection with the compromise or collection thereof and not in connection with any financing transaction or (v) in connection with a Permitted Receivables Facility;

(d) any other Disposition (not otherwise permitted under this Agreement) of any assets or property; provided that after giving effect thereto, the Reporting Entity would be in pro forma compliance with the covenants set forth in Section 10.2;

(e) Dispositions by any member of the Consolidated Group of all or any portion of any Subsidiary that is not a Material Subsidiary;

(f) leases, licenses, subleases or sublicenses by any member of the Consolidated Group of intellectual property in the ordinary course of business;

(g) Dispositions arising as a result of (i) the granting or incurrence of Liens permitted under Section 10.3 or (ii) transactions permitted under Section 10.4 (other than Section 10.4(d)) of this Agreement;

(h) any Disposition or series of related Dispositions that does not individually or in the aggregate exceed $10,000,000;

(i) Dispositions constituting terminations or expirations of leases, licenses and other agreements in the ordinary course of business; and

(j) contributions of assets in the ordinary course of business to joint ventures entered into in the ordinary course of business.

Section 10.6. Changes in Accounting. The Reporting Entity will not change its fiscal year-end from March 31 of each calendar year.

Section 10.7. Designation of Subsidiaries. Subject to Section 9.9, the Company may designate or redesignate any Unrestricted Subsidiary of the Reporting Entity as a Restricted Subsidiary and may designate or redesignate any Restricted Subsidiary of the Reporting Entity as an Unrestricted Subsidiary; provided that:

(a) the Company shall have given not less than 10 days’ prior written notice to the holders of the Notes that a Senior Financial Officer has made such determination;

(b) at the time of such designation or redesignation and immediately after giving effect thereto, no Default or Event of Default would exist;

(c) in the case of the designation of a Restricted Subsidiary of the Reporting Entity as an Unrestricted Subsidiary and after giving effect thereto, (i) such Unrestricted Subsidiary so designated shall not, directly or indirectly, own any capital stock of the Reporting Entity or any Restricted Subsidiary and (ii) such designation shall be deemed a sale of assets and would be permitted by the provisions of Section 10.5;

(d) in the case of the designation of an Unrestricted Subsidiary of the Reporting Entity as a Restricted Subsidiary and after giving effect thereto: (i) all outstanding Debt of such Restricted Subsidiary so designated would be permitted within the applicable limitations of Section 10.2 and (ii) all existing Liens of such Restricted Subsidiary so designated would be permitted within the applicable limitations of Section 10.3 (other than Section 10.3(h), notwithstanding that any such Lien existed as of the date of the Initial Closing);

(e) in the case of the designation of a Restricted Subsidiary of the Reporting Entity as an Unrestricted Subsidiary, such Restricted Subsidiary shall not at any time after the date of the Initial Closing have previously been designated as an Unrestricted Subsidiary more than twice; and

(f) in the case of the designation of an Unrestricted Subsidiary of the Reporting Entity as a Restricted Subsidiary, such Unrestricted Subsidiary shall not at any time after the date of the Initial Closing have previously been designated as a Restricted Subsidiary more than twice.

Notwithstanding the foregoing or anything herein to the contrary, each Subsidiary of the Reporting Entity shall be a Restricted Subsidiary unless the Company has designated it as an Unrestricted Subsidiary.

Section 10.8. Terrorism Sanctions Regulations. The Reporting Entity will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder of Notes to be in violation of any laws or regulations administered by OFAC or any laws or regulations referred to in Section 5.16, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder of Notes to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Reporting Entity or the Company defaults in the performance of or compliance with any term contained in Section 10.2; or

(d) the Reporting Entity or the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any Security Document and such default is not remedied within 30 days after the earlier of (i) a Senior Financial Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e) any representation or warranty made in writing by or on behalf of the Reporting Entity or the Company or by any officer of the Reporting Entity or the Company in this Agreement or by a Guarantor in its Affiliate Guaranty or in any writing furnished in connection with the transactions contemplated hereby or by the Existing Note Purchase Agreement proves to have been false or incorrect in any material respect on the date as of which made and the facts underlying such representation or warranty shall not have been changed to make such representation and warranty true and correct within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Reporting Entity or the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (e) of Section 11); or

(f)(i) the Reporting Entity or any Significant Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least the greater of (A) $40,000,000 and (B) 5% of Consolidated Total Assets beyond any period of grace provided with respect thereto, or (ii) the Reporting Entity or any Significant Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least the greater of (A) $40,000,000 and (B) 5% of Consolidated Total Assets or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment without such acceleration having been rescinded or annulled within any applicable grace period; or

(g) the Reporting Entity or any Significant Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction or has an involuntary proceeding or case filed against it and the same shall continue undismissed for a period of 60 days from commencement of such proceeding or case, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, (vi) takes corporate action for the purpose of any of the foregoing or (vii) any event occurs with respect to the Reporting Entity or any Significant Restricted Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in this Section 11(g), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding in such jurisdiction which most closely corresponds to the proceeding described in this Section 11(g); or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Reporting Entity or any of its Significant Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Restricted Subsidiaries, or any such petition shall be filed against the Reporting Entity or any of its Significant Restricted Subsidiaries, and such order, petition or other such relief remains in effect and shall not be dismissed or stayed for a period of 60 consecutive days or any event occurs with respect to the Reporting Entity or any Significant Restricted Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in this Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding in such jurisdiction which most closely corresponds to the proceeding described in this Section 11(h); or

(i) a final judgment or judgments for the payment of money aggregating in excess of the greater of (A) $25,000,000 and (B) 2% of Consolidated Total Assets(excluding for purposes of such determination such amount of any insurance proceeds paid or to be paid by or on behalf of the Reporting Entity or any of its Significant Restricted Subsidiaries in respect of such judgment or judgments or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy) are rendered against one or more of the Reporting Entity and its Significant Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the right to appeal has expired; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan, other than a voluntary termination, shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan is expected to become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount which would cause a Material Adverse Effect, (iv) the Reporting Entity or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Reporting Entity or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Reporting Entity or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Reporting Entity or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect (as used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA); or

(k) for any reason whatsoever any Security Document ceases to be in full force and effect including, without limitation, a determination by any Governmental Authority that any Security Document is invalid, void or unenforceable or the Reporting Entity or any Subsidiary which is a party to any Security Document shall contest or deny in writing the enforceability of any of its obligations under any Security Document to which it is a party (but excluding any Security Document which ceases to be in full force and effect in accordance with and by reason of the express provisions of Section 2.2(e)).

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Reporting Entity or the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of a Series of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all of the Notes of such Series then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or in any Security Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Series of Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of each such Series of the Notes, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, by any Note or by any Security Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration of and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Subject to compliance with applicable law, upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same tranche if such Series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A-1, Exhibit 1-A-2, Exhibit 1-B-1, Exhibit 1-B-2, Exhibit 1-C-1, Exhibit 1-C-2 or Exhibit 1.5, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series or tranche, one Note may be in a denomination of less than $1,000,000; provided further that if necessary to enable the registration of transfer of an existing Note which prior to the date of the Second Amendment was in a denomination of less than $1,000,000, a new Note in the same principal amount as such existing Note may be in such same amount. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1 and Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, a Noteholder or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A or in a Supplemental Note Purchase Agreement, as the case may be, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same Series and tranche pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under the Existing Note Purchase Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. (a) Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by each holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (and/or any Supplemental Note Purchase Agreement), the Notes or any Security Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (and/or any Supplemental Note Purchase Agreement), the Notes or any Security Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (and/or any Supplemental Note Purchase Agreement), the Notes or any Security Document or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Reporting Entity or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby (and/or any Supplemental Note Purchase Agreement), by the Notes or by any Security Document. Without limiting the generality of the foregoing, the Company shall pay all fees, charges and disbursement of special counsel referred to in Section 4.4(b) incurred in connection with the Closing within ten (10) days after receipt by the Company of such special counsel’s invoice therefor. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

(b) Without limiting the foregoing, the Company agrees to pay all fees of the Collateral Agent in connection with the preparation, execution and delivery of any Collateral Document and the transactions contemplated thereby, including but not limited to reasonable attorney’s fees; to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it under any Collateral Document; to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of any Collateral Document, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement (and/or any Supplemental Note Purchase Agreement), the Notes or any Security Document and the termination of this Agreement (and/or any Supplemental Note Purchase Agreement).

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement (including any Supplemental Note Purchase Agreement) and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and any Supplemental Note Purchase Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. (a) This Agreement (and/or any Supplemental Note Purchase Agreement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2.1, 2.3, 3, 4, 5 (subject to permitted amendments or supplements pursuant to Supplemental Note Purchase Agreements in respect to Notes issued thereunder), 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount, time or allocation of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented and, without limiting the generality of the foregoing, shall include all Supplemental Note Purchase Agreements.

(b) Any Collateral Document may be amended in the manner prescribed in such document, and the Affiliate Guaranties may be amended in the manner prescribed in such documents, and all amendments to any Security Document obtained in conformity with such requirements shall bind all holders of the Notes.

SECTION 17.2. SOLICITATION OF HOLDERS OF NOTES.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount, Series or tranche of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or of any of the Security Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 or of any of the Security Documents to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. Neither the Reporting Entity nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise or issue any Guaranty, or grant any security, to any holder of any Series or tranche of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Note or any Security Document unless such remuneration is concurrently paid, or Guaranty or security is concurrently granted, on the same terms, ratably to each of the holders of each Series and tranche of the Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of each Series and tranche of Notes and is binding upon them and upon each future holder of any Note of any Series and tranche and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note of any Series or tranche of Notes nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of each Series and tranche of such Note.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any Security Document, or have directed the taking of any action provided herein or in the Notes or any Security Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) electronically (including by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or by e-mail) , or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A or in a Supplemental Note Purchase Agreement, or at such other address as you or it shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company or the Reporting Entity, to the Company at its address set forth at the beginning hereof to the attention of Corporate Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received. Notices and other communications sent electronically shall be deemed received on the day such notices or other communications are sent unless such notice or other communication is not sent during the normal business hours of the recipient, in which case such notice or communication shall be deemed to have been sent at the opening of business on the next business day.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement (including any Supplemental Note Purchase Agreement and any Security Document) and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates for itself and on behalf of the Reporting Entity that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to you by or on behalf of the Reporting Entity or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is confidential and/or proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing (or verbally in the case of oral communication) when received by you as being confidential information of the Reporting Entity or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Reporting Entity or any Subsidiary or any other holder of any Note, (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available or (e) relates to the “tax treatment” or “tax structure” of the transactions contemplated by this Agreement, as such terms are defined in Section 1.6011-4 of the Treasury Department regulations issued under the Code, and all materials of any kind that are provided to you relating to such tax treatment or tax structure, except to the extent that disclosure of such information is not permitted under any applicable securities laws, and except with respect to any item that contains information concerning the tax treatment or tax structure of a transaction as well as Confidential Information, this clause (e) shall only apply to that portion of the item relating to tax treatment or tax structure. You will maintain the confidentiality of such Confidential Information in accordance with reasonable procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and Affiliates (which Affiliates have agreed to hold confidential the confidential information) (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20, and such written agreement shall name the Company as a third party beneficiary thereof), (v) any Person from which you offer to purchase any security of the Reporting Entity (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you to the extent required or requested, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio to the extent required or requested, or (viii) any other Person to which such delivery or disclosure may be required (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that has previously delivered such confirmation), such holder will enter into an agreement with the Company confirming in writing that it is bound by the provisions of this Section 20.

In the event that as a condition to receiving access to information that is required to be provided by the Company or its Subsidiaries pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER.

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “you” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “you” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement (including any Supplemental Note Purchase Agreement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Reporting Entity for the purposes of this Agreement, the same shall be done by the Reporting Entity in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Debt”), any election by the Reporting Entity or any Restricted Subsidiary to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

If the Company or the Reporting Entity shall notify the holders of Notes that the Company or the Reporting Entity wishes to amend any covenant in Section 10 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Required Holders notify the Company or the Reporting Entity that the Required Holders wish to amend Section 10 for such purpose), then the Company and the holders of the Notes shall negotiate in good faith to make such adjustments as shall be necessary to eliminate the effect of such change in GAAP on such covenant; provided that, until either agreement is reached on such adjustments and the covenant is amended in a manner satisfactory to the Company, the Reporting Entity and the Required Holders, or such notice is withdrawn, (i) the Reporting Entity’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective and (ii) the Company or the Reporting Entity shall provide to the holders of Notes a reconciliation showing calculations with respect to such covenant before and after giving effect to such change in GAAP.

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 22.7. Submission to Jurisdiction; Waiver of Jury Trial. (a) Each of the Reporting Entity and the Company hereby irrevocably submits and consents to the jurisdiction of the federal court located within the County of New York, State of New York (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Agreement and the Notes may be litigated in such courts, and each of the Reporting Entity and the Company waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address of such Person set forth in Section 18 above or to its agent referred to below at such agent’s address set forth below (with a courtesy copy to the Reporting Entity and the Company at the address set forth in Section 18) and that service so made shall be deemed to be completed upon actual receipt. Nothing contained in this section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Company or the Reporting Entity or to enforce a judgment obtained in the courts of any other jurisdiction.

(b) The parties hereto waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between them arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement and the Notes, any financing agreement, any loan party document or any other instrument, document or agreement executed or delivered in connection herewith or the transactions related hereto. The parties hereto hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any of them may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

SECTION 23. TAX INDEMNIFICATION; PAYMENT IN U.S. DOLLARS.

In the event, in accordance with Section 10.4, the entity which results from the consolidation or merger described therein or the Person to whom the Company has sold or otherwise disposed of all or substantially all of its assets is organized under the laws of any jurisdiction other than any state of the United States or the District of Columbia the following shall apply:

(a) Each payment by the Company (or applicable successor in accordance with Section 10.4) shall be made, under all circumstances, without setoff, counterclaim or reduction for, and free from and clear of, and without deduction for or because of, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding, restrictions or conditions of any nature whatsoever (hereinafter called “Relevant Taxes”) imposed, levied, collected, assessed, deducted or withheld by the government of any country or jurisdiction (or any authority therein or thereof), other than the United States of America or any political subdivision or authority therein or thereof, from or through which payments hereunder or on or in respect of the Notes are actually made (each a “Taxing Jurisdiction”), unless such imposition, levy, collection, assessment, deduction, withholding or other restriction or condition is required by law. If the Company is required by law to make any payment under this Agreement or the

Notes subject to such deduction, withholding or other restriction or condition, then the Company shall forthwith (i) pay over to the government or taxing authority imposing such tax the full amount required to be deducted, withheld from or otherwise paid by the Company (including the full amount required to be deducted or withheld from or otherwise paid by the Company in respect of the Tax Indemnity Amounts (as defined below)); (ii) pay each Holder such additional amounts (“Tax Indemnity Amounts”) as may be necessary in order that the net amount of every payment made to each Holder, after provision for payment of such Relevant Taxes (including any required deduction, withholding or other payment of tax on or with respect to such Tax Indemnity Amounts), shall be equal to the amount which such holder would have received had there been no imposition, levy, collection, assessment, deduction, withholding or other restriction or condition. Notwithstanding the foregoing provisions of this Section 23(a), no such Tax Indemnity Amounts shall be payable for or on account of any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the holder of a Note to complete, execute, update and deliver to the Company any form or document to the extent applicable to such holder that may be required by law or by reason of administration of such law and which is reasonably requested in writing to be delivered by the Company in order to enable the Company to make payments pursuant to this Section 23(a) without deduction or withholding for taxes, assessments or governmental charges, or with deduction or withholding of such lesser amount, which form or document shall be delivered within one hundred twenty days of a written request therefor by the Company. If in connection with the payment of any such Tax Indemnity Amounts, any holder of a Note that is a United States person within the meaning of the Code or a foreign person engaged in a trade or business within the United States of America, incurs taxes imposed by the United States of America or any political subdivision or taxing authority therein (“United States Taxes”) on such Tax Indemnity Amounts, the Company shall pay to such holder such further amount as will insure that the net expenditure of the holder for United States Taxes due to receipt of such Tax Indemnity Amounts (after taking into account any withholding, deduction, tax credit or tax benefit in respect of such further amount or any Tax Indemnity Amount) is no greater than it would have been had no Tax Indemnity Amounts been paid to the holder.

(b) Any payment made by the Company to any holder of a Note for the account of any such holder in respect of any amount payable by the Company shall be made in the lawful currency of the United States of America (“U.S. Dollars”). Any amount received or recovered by such holder other than in U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of any court, or in the liquidation or dissolution of the Company or otherwise) in respect of any such sum expressed to be due hereunder or under the Notes shall constitute a discharge of the Company only to the extent of the amount of U.S. Dollars which such holder is able, in accordance with normal banking procedures, to purchase with the amount so received or recovered in that other currency on the date of the receipt or recovery (or, if it is not practicable to make that purchase on such date, on the first date on which it is practicable to do so). If the amount of U.S. Dollars so purchased is less than the amount of U.S. Dollars expressed to be due hereunder or under the Notes, the Company agrees as a separate and independent obligation from the other obligations herein, notwithstanding any such judgment, to indemnify the holder against the loss. If the amount of U.S. Dollars so purchased exceeds the amount of U.S. Dollars expressed to be due hereunder or under the Notes, then such holder agrees to remit such excess to the Company.

******

~~INFORMATION RELATING TO NOTEHOLDERS~~

~~NAME AND ADDRESS OF PURCHASER~~	~~SERIES AND TRANCHE OF NOTE(S)~~	~~PRINCIPAL AMOUNT OF NOTES TO BE EXCHANGED~~

~~[NAME OF INITIAL PURCHASER]~~		~~$~~

~~(1) All payments by wire transfer of immediately available funds to:~~

~~with sufficient information to identify the source and application of such funds.~~

~~(2) All notices of payments and written confirmations of such wire transfers:~~

~~(3) All other communications:~~

~~SCHEDULE A~~

~~(to Note Purchase Agreement)~~B-2

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlled” shall have a meaning correlative thereto. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Reporting Entity.

“Affiliate Guaranty” is defined in Section 2.2(a) and shall include any Guaranty delivered pursuant to Section 9.7.

“Agent” means JPMorgan Chase Bank, N.A., as Agent under the Bank Credit ~~Agreement~~Agreements and any successor or other agent serving in a similar capacity.

“Agreement” is defined in Section 1.1.

“Amendment Effective Date” means March 19, 2021.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Bank Credit ~~Agreement” means that certain~~Agreements” means each of (a) the Bank Revolving Credit Agreement, (b) the Bank Term Loan Agreement and (c) the Bank Delayed Draw Term Loan Agreement.

“Bank Delayed Draw Term Loan Agreement” means that certain delayed draw Term Loan Agreement effective as of March 19, 2021 among the Company, the Agent and the other parties thereto, with respect to an aggregate amount of commitments of $750,000,000 as of the Amendment Effective Date, as from time to time supplemented, amended, amended and restated, modified, extended, renewed, refinanced or replaced.

“Bank Revolving Credit Agreement” means that certain revolving Credit Agreement effective as of March ~~23~~19 , ~~2018~~2021 among the Company, the Agent and the other parties thereto, ~~as amended~~with respect to an aggregate amount of commitments of $1,250,000,000 as of the Amendment Effective Date, as from time to time supplemented, amended, amended and restated, modified, extended, renewed, refinanced or replaced.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-3

“Bank Term Loan Agreement” means that certain Term Loan Agreement effective as of March ~~5~~19, ~~2019 and~~2021 among the Company, the Agent and the other parties thereto, with respect to an aggregate amount of commitments of $550,000,000 as of the Amendment Effective Date, as from time to time supplemented, amended, amended and restated, modified, extended, renewed, refinanced or replaced.

“Banks” means the lending institutions party to the Bank Credit ~~Agreement~~Agreements .

“Blocked Person” is defined in Section 5.16(a).

“Borrowed Debt” means any Debt for borrowed money, including loans, hybrid securities, debt convertible into Equity Interests and any Debt represented by notes, bonds, debentures or other similar evidences of Debt for borrowed money.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Cleveland, Ohio are required or authorized to be closed.

“Capital Lease” means, at any time, a lease (or similar arrangement conveying the right to use) with respect to which the lessee (or other user) is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP as in effect on January 23, 2017. Notwithstanding anything in this Agreement to the contrary, the provisions contained in Section 22.4 hereof shall not apply to any change in GAAP addressed in this definition of “Capital Lease”.

“Cash Equivalents” means (a) marketable direct obligations with maturities of one year or less from the date of acquisition, issued by or fully guaranteed or insured by (i) the United States Government or any agency or instrumentality thereof or (ii) any member state of the European Union; (b) marketable general obligations issued or fully guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision, agency or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any other foreign government or any agency or instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, which are rated at least A- by S&P or A-1 by Moody’s; (c) marketable direct obligations with maturities of one year or less from the date of acquisition, issued by an issuer rated at least A-/A-1 by S&P or A3/P-1 by Moody’s; or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and, in either case, maturing within one year from the date of acquisition; (d) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits, notes, debt securities, bankers’ acceptances and repurchase agreements, in each case having maturities of one year or less from the date of acquisition, issued, and money market deposit accounts issued or offered, by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or foreign commercial bank of

~~SCHEDULE A~~

~~(to Note Purchase Agreement)~~B-4

recognized standing having combined capital and surplus of not less than $100,000,000 or any bank (or the parent company of any such bank) whose short-term commercial paper rating from S&P is at least A-1 or from Moody’s is at least P-2 or an equivalent rating from another rating agency; (e) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and, in either case, maturing within one year from the date of acquisition; (f) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (d) of this definition, having a term of not more than 30 days, with respect to notes or other securities described in clause (a) of this definition; (g) any notes or other debt securities or instruments issued by any Person, (i) the payment and performance of which is premised upon (A) securities issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority of such state, commonwealth or territory or any public instrumentality or agency thereof or any foreign government or (B) loans originated or acquired by any other Person pursuant to a plan or program established by any Governmental Authority that requires the payment of not less than 95% of the outstanding principal amount of such loans to be guaranteed by (1) a specified Governmental Authority or (2) any other Person (provided that all or substantially all of such guarantee payments made by such Person are contractually required to be reimbursed by any other Governmental Authority), (ii) that are rated at least AAA by S&P and Aaa by Moody’s and (iii) which are disposed of by the Reporting Entity or any member of the Consolidated Group within one year after the date of acquisition thereof; (h) shares of money market, mutual or similar funds that (i) invest in assets satisfying the requirements of clauses (a) through (g) (or any of such clauses) of this definition, and (ii) have portfolio assets of at least $1,000,000,000; and (i) any other investment which constitutes a “cash equivalent” under GAAP as in effect from time to time.

“Change in Control” means (i) an event or series of events by which any person or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (such person or persons hereinafter referred to as an “Acquiring Person”) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the then outstanding Voting Stock of the Reporting Entity (on a fully diluted basis), unless such Reporting Entity becomes a direct or indirect wholly-owned Subsidiary of a holding company and the direct or indirect holders of Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Reporting Entity’s Voting Stock immediately prior to that event (such new holding company, a “New PubCo”) or (ii) during any period of up to 24 consecutive months, a majority of the members of the board of directors of the Reporting Entity shall not be Continuing Directors; provided that, notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if the Reporting Entity (or the Acquiring Person if either (x) the Reporting Entity is no longer in existence or (y) the Acquiring Person has acquired all or substantially all of the assets or stock thereof, and, in either case, such Acquiring Person has assumed the obligations of the Reporting Entity under the Notes) shall have an Investment Grade Rating immediately following such Acquiring Person becoming the “beneficial owner” or consummating such acquisition.

“CISADA” is defined in Section 5.16.

~~SCHEDULE A~~

~~(to Note Purchase Agreement)~~B-5

“Closing” means a Supplemental Closing.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral Agent” is defined in Section 2.2(b).

“Collateral Documents” is defined in Section 2.2(b).

“Company” is defined in the introductory paragraph to this Agreement and shall include any permitted successor thereto.

“Confidential Information” is defined in Section 20.

“Consolidated” means the resultant consolidation of the financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Schedule 5.5 hereof.

“Consolidated EBITDA” means, for any fiscal period, the Consolidated net income of the Consolidated Group for such period determined in accordance with GAAP plus the following, to the extent deducted in calculating such Consolidated net income: (a) Consolidated Interest Expense, (b) the provision for Federal, state, local and foreign taxes based on income, profits, revenue, business activities, capital or similar measures payable by the Reporting Entity and its Subsidiaries in each case, as set forth on the financial statements of the Consolidated Group, (c) depreciation (including depletion) and amortization expense, (d) any extraordinary or unusual charges, expenses or losses, (e) net after~~-~~-tax losses (including all fees and expenses or charges relating thereto) on sales of assets outside of the ordinary course of business and net after~~-~~-tax losses from discontinued operations, (f) any net after~~-~~- tax losses (including all fees and expenses or charges relating thereto) on the retirement of debt, (g) any other non-recurring or non~~-~~- cash charges, expenses or losses~~;~~; provided that for any period of four consecutive fiscal quarters non~~-~~- recurring cash expenses added back pursuant to this clause (g) (other than those in connection with any acquisition) shall not exceed the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA (before giving effect to such non-recurring cash add back) for the applicable four quarter period, (h) minority interest expense, and (i)  non~~-~~- cash stock option expenses, non~~-~~-cash equity~~-~~- based compensation and/or non~~-~~-cash expenses related to stock~~-~~- based compensation, and minus, to the extent included in calculating such Consolidated net income for such period, the sum of (i) any extraordinary or unusual income or gains, (ii) net after~~-~~- tax gains (less all fees and expenses or charges relating thereto) on the sales of assets outside of the ordinary course of business and net after~~-~~- tax gains from discontinued operations (without duplication of any amounts added

~~SCHEDULE A~~

~~(to Note Purchase Agreement)~~B-6

back in clause (b) of this definition), (iii) any net after~~-~~- tax gains (less all fees and expenses or charges relating thereto) on the retirement of debt, (iv) any other nonrecurring or non~~-~~- cash income and (v) minority interest income, all as determined on a Consolidated basis. In the event that the Reporting Entity or any of its Subsidiaries acquired or disposed of any Person, business unit or line of business or made any investment during the relevant period, Consolidated EBITDA will be determined giving pro forma effect to such acquisition, disposition or investment as if such acquisition, disposition or investment and any related incurrence or repayment of Debt had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such acquisition or disposition other than cost savings permitted to be included under Regulation S~~-~~-X of the Securities and Exchange Commission~~;~~; provided that if appropriate financial items to calculate Consolidated EBITDA on a pro forma basis for an acquisition or investment are unavailable or were not prepared in accordance with GAAP, then the Reporting Entity may elect not to include such financial items relating to such acquisition or investment if the amount of Consolidated EBITDA attributable to such acquisition or investment as reasonably determined in good faith by the Reporting Entity is greater than or equal to $0 or is less negative than the more negative of (x) negative $25,000,000 and (y) negative 5% of Consolidated EBITDA (before giving effect to such pro forma adjustment).

“Consolidated Group” means the Reporting Entity and its Restricted Subsidiaries.

“Consolidated Interest Expense” means, for any fiscal period, the total interest expense of the Consolidated Group on a Consolidated basis determined in accordance with GAAP, including the imputed interest component of capitalized lease obligations during such period, and all commissions, discounts and other fees and charges owed with respect to letters of credit, if any, and net costs under Hedge Agreements relating to interest rates~~;~~; provided that if the Reporting Entity or any of its Subsidiaries acquired or disposed of any Person, business unit or line of business during the relevant period, Consolidated Interest Expense will be determined giving pro forma effect to any incurrence or repayment of Debt related to such acquisition or disposition as if such incurrence or repayment of Debt had occurred on the first day of the relevant period.

“Consolidated Total Assets” means, as of any date of determination, the net book value of all assets at such date as reflected on the Consolidated balance sheet of the Reporting Entity (or, as applicable, the entity that was most recently, but is no longer, the Reporting Entity) most recently delivered pursuant to Section 7.1(a) or Section 7.1(b).

“Consolidated Total Debt” means, as of any date of determination,

(a) the aggregate amount of Borrowed Debt of the Consolidated Group determined on a Consolidated basis as of such date minus

(b) to the extent included in clause (a) above, the lesser of

(1) the aggregate amount of cash proceeds received and held by or on behalf of the Reporting Entity or its Subsidiaries in connection with any offering, issuance or other incurrence of Debt (“Specified Indebtedness”) in connection with a Pending Transaction; and

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-7

(2) the lowest maximum amount (for the avoidance of doubt, not to be less than $0) that may be deducted as of such date when calculating “Consolidated Total Debt” (or other corresponding definition) for purposes of determining compliance with any leverage ratio financial covenant (or other corresponding provision) in (A) any Bank Credit Agreement, (B) the 2015 Note Purchase Agreement (or any replacement facility in respect thereof or indebtedness refinancing the notes thereunder) and (C) the 2017 Note Purchase Agreement (or any replacement facility in respect thereof or indebtedness refinancing the notes thereunder);

provided that the Company may only deduct the aggregate amount of cash proceeds received and held by or on behalf of the Reporting Entity or its Subsidiaries in connection with Specified Indebtedness for purposes of clause (b) in connection with the Pending Cantel Acquisition Transaction and in connection with not more than two other Pending Transactions;

provided, further, that if the Company shall not have delivered to the holders of the Notes evidence of an investment grade rating from at least two accredited rating agencies on a pro forma basis for a Pending Transaction prior to incurring such Specified Indebtedness, the aggregate amount of cash proceeds received and held by or on behalf of the Reporting Entity or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (b) shall be deemed to be $0;

and provided, further, that if the Pending Cantel Acquisition Transaction is not consummated by the date specified therefor in the definitive agreement governing such Specified Indebtedness (or, if no such date is specified, the date that is fifteen (15) months after the offering, issuance or other incurrence of such Specified Indebtedness) (the “Pending Cantel Acquisition Transaction Effective Date”), then from and after the date that is 90 days after the Pending Cantel Acquisition Transaction Effective Date (or such later date as the Required Holders may agree), the aggregate amount of cash proceeds received and held by or on behalf of the Reporting Entity or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (b) shall be deemed to be $0;

and provided, further, that if a Pending Acquisition Transaction (other than the Pending Cantel Acquisition Transaction) is not consummated by the date that is 180 days after the offering, issuance or other incurrence of such Specified Indebtedness (the “Pending Acquisition Transaction Effective Date”), then from and after the Pending Acquisition Transaction Effective Date (or such later date as the Required Holders may agree), the aggregate amount of cash proceeds received and held by or on behalf of the Reporting Entity or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (b) shall be deemed to be $0;

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-8

and provided, further, that if a Pending Refinancing Transaction is not consummated by the date that is 60 days after the offering, issuance or other incurrence of such Specified Indebtedness (the “Pending Refinancing Transaction Effective Date”), then from and after the Pending Refinancing Transaction Effective Date (or such later date as the Required Holders may agree), the aggregate amount of cash proceeds received and held by or on behalf of the Reporting Entity or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (b) shall be deemed to be $0;

and provided, further, that upon and after the consummation of a Pending Transaction, the aggregate amount of any cash proceeds received and still held by or on behalf of the Reporting Entity or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (b) shall be deemed to be $0.

“Continuing Director” means, for any period, an individual who is a member of the board of directors of the Reporting Entity on the first day of such period or whose election to the board of directors of the Reporting Entity is approved by a majority of the other Continuing Directors.

“Control Event” means the execution by the Company of a definitive written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

“Controlled Entity” means (i) any of the Subsidiaries of the Reporting Entity and any of their or the Reporting Entity’s respective Controlled Affiliates and (ii) if the Reporting Entity has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covenant Material Adverse Effect” means a material adverse effect on (a) the financial condition or results of operations of the Reporting Entity and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Noteholder under this Agreement, taken as a whole, or (c) the ability of the Company and the Guarantors, taken as a whole, to perform their payment obligations under this Agreement.

“Creditors” means the Agent, the Banks, the holders of the Notes and any other Persons who are lenders under a Material Credit Facility.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP as in effect on January 23, 2017, recorded as Capital Leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below directly guaranteed in any manner by such Person, or the payment of which is otherwise provided for by such Person, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided that the amount of any Debt referred to in this clause (i) shall be the lesser of (x) the maximum amount of the Debt so secured and (y) the fair market value of such property.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-9

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default that has not been waived by the Required Holders.

“Default Rate” means that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes as such rate of interest may be modified in accordance with the second paragraph of the Notes.

“Disinterested Director” means, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Dispositions” is defined in Section 10.5.

“Eligible Purchasers” means any Noteholder and additional Institutional Investors; provided that the aggregate number of Eligible Purchasers shall not at any time exceed a number which, if exceeded, would result in the loss of the exemption in respect of any Series of Notes from the registration requirements of the Securities Act.

“English GAAP” means generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in England and Wales.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Reporting Entity under Section 414 of the Code.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-10

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Note Purchase Agreement” is defined in Section 1.1.

“Foreign Guarantor” means any Guarantor that is not organized under the laws of the United States or any jurisdiction within the United States.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, which shall include the official interpretations thereof by the Financial Accounting Standards Board applied on a consistent basis with past accounting practices and procedures of the Company.

“Governmental Authority” means:

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-11

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guarantors” is defined in Section 2.2(a) and shall include any Affiliate which has complied with the requirements of Section 9.7.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, forward contracts and other similar agreements.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“INHAM Exemption” is defined in Section 6.2(e).

“Initial Closing” means March 31, 2015.

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-12

“Investment Grade Rating” means, at the time of determination, at least one of the following ratings of a Person’s senior, unsecured long-term indebtedness for borrowed money which is pari passu with the Notes and which does not have the benefit of a guaranty from any Person other than any such Person that at such time also so guarantees the obligations of the Company under this Agreement and the Notes: (i) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, or any successor thereof (“S&P”), “BBB-” or better, (ii) by Moody’s Investors Service, Inc., or any successor thereof (“Moody’s”), “Baa3” or better, or (iii) by another rating agency of recognized national standing, an equivalent or better rating.

“Irish GAAP” means generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the Republic of Ireland.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Make-Whole Amount” is defined in Section 8.6.

“Margin Stock” has the meaning provided in Regulation U.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of the Initial Closing, by which the Reporting Entity or any of its Restricted Subsidiaries, directly or indirectly, (i) acquires (in one transaction or a series of transactions) any going business (including any line of business or business unit) or all or substantially all of the assets of any firm, partnership, joint venture, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, or division thereof or other entity, whether through purchase of assets, merger or otherwise or (ii) ~~directly or indirectly~~ acquires (in one transaction or a series of transactions) at least a majority of the voting power of all Voting Stock of a Person (on a fully diluted basis), if the aggregate amount of Debt incurred by one or more of the Reporting Entity and its Restricted Subsidiaries to finance the purchase price of, or other consideration for, and/or assumed by one or more of them in connection with, such acquisition is at least $150,000,000 (or the equivalent of such amount in the relevant currency of payment, reasonably determined by the Company as of the date of such incurrence and/or assumption based on the exchange rate of such other currency).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Reporting Entity and its Subsidiaries taken as a whole, or (b) the ability of the Company or the Reporting Entity to perform its obligations under this Agreement, any Supplemental Note Purchase Agreement, the Notes and any Security Document to which it is a party, or (c) the validity or enforceability of this Agreement, any Supplemental Note Purchase Agreement, the Notes or any of the Security Documents.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-13

“Material Credit Facility” means, as to the Reporting Entity and its Subsidiaries,

(a) the Bank Credit ~~Agreement;~~Agreements;

(b) the 2017 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof~~;~~;

(c) the 2015 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof~~;~~ ; and

~~(d) the 2008 Note Purchase Agreement including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and~~

~~(e~~

(d ) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of the Initial Closing by the Reporting Entity or any Restricted Subsidiary, or in respect of which the Reporting Entity or any Restricted Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $250,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Material Subsidiary” means a Subsidiary that has total assets (on a consolidated basis with its Subsidiaries) of $80,000,000 or more.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC Annual Statement” is defined in Section 6.2(a).

“New PubCo” is defined in the definition of “Change in Control”.

“New STERIS Limited” means STERIS plc, a public limited company organized under the laws of England and Wales (formerly known as New STERIS Limited, a private limited company organized under the laws of England and Wales), and any successor thereto.

“New STERIS plc” means STERIS plc, a public limited company organized under the laws of the Republic of Ireland, and any successor thereto.

“Noteholder” is defined in Section 1.1.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-14

“Notes” is defined in Section 1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at https://www.treasury.gov/resource-center/sanctions/Pages/default.aspx.

“Offeree Letter” means that certain letter dated December 4, 2012 from Merrill Lynch, Pierce, Fenner & Smith Incorporated, setting forth the procedures taken with respect to the offer and sale of the Original Series A Notes and the subsidiary guaranties and any Offeree Letter delivered in connection with a Supplemental Note Purchase Agreement which shall be dated the date on or about the date of any such Supplemental Note Purchase Agreement.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Original Series A Notes” is defined in Section 1.1.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pending Acquisition Transaction” means any pending acquisition or investment not prohibited under this Agreement in excess of $750,000,000.

“Pending Acquisition Transaction Effective Date” has the meaning set forth in the definition of “Consolidated Total Debt”.

“Pending Cantel Acquisition Transaction” means the pending acquisition, directly or indirectly, of all of the equity interests of Cantel Medical Corp., a Delaware corporation, by STERIS plc.

“Pending Cantel Acquisition Transaction Effective Date” has the meaning set forth in the definition of “Consolidated Total Debt”.

“Pending Refinancing Transaction” means any refinancing, prepayment, repayment, redemption, repurchase, settlement, discharge or defeasance of existing registered public Debt and not, for the avoidance of doubt, Debt owed to banks under revolving or term loan facilities or privately placed securities.

“Pending Refinancing Transaction Effective Date” has the meaning set forth in the definition of “Consolidated Total Debt”.

“Pending Transaction” means a Pending Acquisition Transaction or a Pending Refinancing Transaction.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-15

“Permitted Encumbrances” means:

(a) judgment liens in respect of judgments that do not constitute an Event of Default under Section 11(i);

(b) statutory and contractual Liens in favor of a landlord on real property leased or subleased by or to any member of the Consolidated Group; provided that, if the lease or sublease is to a member of the Consolidated Group, such member is current with respect to payment of all rent and other amounts due to the lessor or sublessor under any lease or sublease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect;

(c) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Debt and are not subject to restrictions on access by any member of the Consolidated Group in excess of those required by applicable banking regulations;

(d) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by any member of the Consolidated Group in the ordinary course of business;

(e) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(f) Liens solely on any cash earnest money deposits made by any member of the Consolidated Group in connection with any letter of intent or purchase agreement relating to an acquisition;

(g) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any member of the Consolidated Group in the ordinary course of business and permitted by this Agreement;

(h) options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and the like; and

(i) Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of Debt) and trade-related letters of credit, in each case, outstanding on the date of the Initial Closing or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-16

“Permitted Receivables Facility” means an accounts receivable facility established by the Receivables Subsidiary and Reporting Entity or any of its Subsidiaries, whereby the Reporting Entity or such Subsidiary shall have sold or transferred the accounts receivables of the Reporting Entity or such Subsidiary to the Receivables Subsidiary which in turn transfers to a buyer, purchaser or lender undivided fractional interests in such accounts receivable, so long as (a) no portion of the Debt or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by the Reporting Entity or its Subsidiaries (other than the Receivables Subsidiary), (b) there shall be no recourse or obligation to the Reporting Entity or its Subsidiaries (other than the Receivables Subsidiary) whatsoever other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Permitted Receivables Facility that in the reasonable opinion of the Company are customary for securitization transactions, and (c) the Reporting Entity and its Subsidiaries (other than the Receivables Subsidiary) shall not have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility, other than as set forth in clause (b) of this definition.

“Person” means an individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, association, institution, estate, trust, unincorporated organization, or a government or agency or political subdivision thereof or any other entity.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Priority Debt” means, without duplication, the sum of the aggregate principal amount of (a) all Debt and other obligations of the Reporting Entity and its Restricted Subsidiaries secured by Liens pursuant to Section 10.3(j) and (b) all Debt of Restricted Subsidiaries (other than the Company) that are not Guarantors incurred pursuant to Section 10.1(h); provided however Priority Debt shall not include the Notes and any Debt or other obligations with which the Notes are equally and ratably secured pursuant to the requirements of Section 9.8.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.7(c).

“QPAM Exemption” is defined in Section 6.2(d).

“Receivables Related Assets” means, collectively, accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to receivables subject to the Permitted Receivables Facility, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guaranties, insurance proceeds, collections and proceeds of all of the foregoing.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-17

“Receivables Subsidiary” means a wholly-owned Subsidiary of the Reporting Entity that has been established as a “bankruptcy remote” Subsidiary for the sole purpose of acquiring accounts receivable under the Permitted Receivables Facility and that shall not engage in any activities other than in connection with the Permitted Receivables Facility.

“Relevant Taxes” is defined in Section 23(a).

“Reporting Entity” means (i) for periods prior to the Amendment Closing Date (as defined in the Second Amendment), New STERIS Limited and (ii) for any period beginning on, and at any time after, the Amendment Closing Date (as defined in the Second Amendment), New STERIS plc, provided that in the event a New PubCo is established in a transaction that complies with Section 8.7, such New PubCo shall become the Reporting Entity for any period beginning on, and at any time after, consummation of such transaction.

“Required Holders” means, at any time, subject to Section 17.1, the holders of at least 51% in principal amount of each Series of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Margin Stock” means Margin Stock owned by the Reporting Entity and its Subsidiaries the value of which (determined as required under clause 2(i) of the definition of “Indirectly Secured” set forth in Regulation U) represents not more than 33% of the aggregate value (determined as required under clause (2)(i) of the definition of “Indirectly Secured” set forth in Regulation U), on a consolidated basis, of the property and assets of the Reporting Entity and its Subsidiaries (excluding any Margin Stock) that is subject to the provisions of Sections 10.3 or 10.4.

“Restricted Subsidiary” means (i) any Subsidiary (a) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Reporting Entity, and (b) which is designated a “Restricted Subsidiary” on Schedule 5.4 or pursuant to Section 10.7 and (ii) the Company.

“Second Amendment” means that certain Second Amendment dated as of March 5, 2019, to that certain Amended and Restated Note Purchase Agreement dated as of March 31, 2015, which amended and restated those certain Note Purchase Agreements dated as of December 4, 2012, as amended pursuant to that certain First Amendment dated as of January 23, 2017.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Documents” is defined in Section 2.2(b).

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-18

“Senior Financial Officer” means the chief executive officer, chief financial officer, principal accounting officer, treasurer or comptroller of the Company or Reporting Entity, as applicable.

“Series” means any series of notes issued hereunder. For the avoidance of doubt, the Original Series A Notes shall constitute a single Series hereunder, and any Supplemental Notes shall constitute a separate Series, as identified in the related Supplemental Note Purchase Agreement.

“Series A-1A Notes” is defined in Section 1.1.

“Series A-1B Notes” is defined in Section 1.1.

“Series A-2A Notes” is defined in Section 1.1.

“Series A-2B Notes” is defined in Section 1.1.

“Series A-3A Notes” is defined in Section 1.1.

“Series A-3B Notes” is defined in Section 1.1.

“Settlement Date” is defined in Section 6.2.

“Significant Restricted Subsidiary” means at any time (i) any Restricted Subsidiary that would at such time constitute a “Significant Subsidiary” (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Reporting Entity and (ii) the Company.

“Source” is defined in Section 6.2.

“Specified Indebtedness” has the meaning set forth in the definition of “Consolidated Total Debt”.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to direct policies, management and affairs of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Reporting Entity.

“Supplemental Closing” is defined in Section 2.3.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-19

“Supplemental Closing Date” is defined in Section 2.3.

“Supplemental Note Purchase Agreement” is defined in Section 2.3.

“Supplemental Notes” is defined in Section 1.4.

“Supplemental Purchaser Schedule” means the Schedule of Purchasers of any Series of Supplemental Notes which is attached to the Supplemental Note Purchase Agreement relating to such Series.

“Supplemental Purchasers” is defined in Section 2.3.

“Synergy Closing Date” means November 2, 2015.

“Synergy Health plc” means Synergy Health plc, a public limited company organized under the laws of England and Wales and any successor thereto.

“Tax Indemnity Amounts” is defined in Section 23(a).

“Taxing Jurisdiction” is defined in Section 23(a).

~~“2008 Note Purchase Agreement” means that certain Amended and Restated Note Purchase Agreement dated as of March 31, 2015 between the Company and each of the institutions named in Schedule A thereto amending and restating those certain Note Purchase Agreements each dated as of August 15, 2008 between the Company and each of the institutions named in Schedule A thereto.~~

“2015 Note Purchase Agreement” means that certain Note Purchase Agreement dated as of May 15, 2015, as amended by that certain First Amendment dated as of January 23, 2017, between the Company and each of the institutions named in Schedule A thereto.

“2017 Note Purchase Agreement” means that certain Note Purchase Agreement dated as of January 23, 2017 between the Company and each of the institutions named in Schedule A thereto.

“United States Taxes” is defined in Section 23(a).

“Unrestricted Margin Stock” means any Margin Stock owned by the Reporting Entity and its Subsidiaries which is not Restricted Margin Stock.

“Unrestricted Subsidiary” means any Subsidiary which is not a Restricted Subsidiary.

“U.S. Dollars” is defined in Section 23(b).

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-20

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Voting Stock” means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

~~SCHEDLE A~~

(~~to Note Purchase Agreement~~) B-21

DISCLOSURE

None.

SCHEDULE 5.3

(to Note Purchase Agreement)

ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES

Subsidiary	Subsidiary Jurisdiction of Incorporation/ Organization	Shareholders	Percentage Ownership
Albert Browne Limited	United Kingdom (England & Wales)	STERIS CH Limited	100%

American Sterilizer Company	Pennsylvania	STERIS Corporation.	100%

Biotest Laboratories, Inc.	Minnesota	Isomedix Inc.	100%

CLBV Limited	United Kingdom (England & Wales)	STERIS Europe, Inc.	100%

Controlled Environment Certification Services, Inc.	Ohio	STERIS Corporation	100%

Dana Products, Inc.	Illinois	STERIS Corporation	100%

Eschmann Holdings Limited	United Kingdom (England & Wales)	STERIS UK Holding Limited	100%

Eschmann Holdings Pte Limited	Singapore	Eschmann Holdings Limited	100%

Hausted, Inc.	Delaware	HSTD LLC	100%

HSTD LLC	Delaware	HTD Holding Corp.	100%

HTD Holding Corp.	Delaware	STERIS Corporation	100%

Integrated Medical Systems International, Inc.	Delaware	STERIS Corporation	100%

Isomedix Corporation	Ontario, Canada	Isomedix Inc.	100%

Isomedix Inc.	Delaware	STERIS Inc.	100%

Isomedix Operations Inc.	Delaware	Isomedix Inc.	100%

New STERIS Limited	United Kingdom (England & Wales)	STERIS Corporation	100%

PeriOptimum, Inc.	Delaware	STERIS Corporation	100%

Sercon Indústria E Comércio De Aparelhos Médicos E Hospitalares Ltda.	Brazil	STERIS Brazil Holdings, LLC STERIS Latin America, Inc.	99.9% .1%

STE No. Two Corporation	Delaware	STERIS Corporation	100%

SterilTek Holdings, Inc.	Delaware	STERIS Corporation	100%

SterilTek, Inc.	Nevada	SterilTek Holdings, Inc.	100%

STERIS SAS	France	STERIS Holdings, B.V.	100%

STERIS AB1	Sweden	STERIS Europe, Inc.	100%

STERIS Asia Pacific, Inc.	Delaware	American Sterilizer Company	100%

STERIS – Austar Pharmaceutical Systems (Shanghai) Limited (a WOFE)	China	STERIS – Austar Pharmaceutical Systems Hong Kong Limited	100%

STERIS – Austar Pharmaceutical Systems Hong Kong Limited	China	STERIS Mauritius Limited Austar Equipment Limited	51% 49%

1	In the process of being dissolved/liquidated.

SCHEDULE 5.4

(to Note Purchase Agreement)

STERIS (Barbados) Corp.2	Barbados	STERIS Canada, Inc. Isomedix Corporation	54.15% 45.85%

STERIS Brasil Servicos Administrativos Ltda.	Brazil	STERIS Latin America, Inc STERIS Asia Pacific, Inc.	99.83% 0.17%

STERIS Brazil Holdings, LLC	Delaware	STERIS Canada Corporation	100%

STERIS (BVI) I Limited	British Virgin Islands	STERIS Latin America, Inc.	100%

STERIS Canada Corporation	Quebec, Canada	STERIS Canada, Inc.	100%

STERIS Canada Inc.	Ontario, Canada	American Sterilizer Company	100%

STERIS CH Limited	United Kingdom (England & Wales)	STERIS UK Holding Limited	100%

STERIS China Holdings Limited	Hong Kong	STERIS Asia Pacific, Inc.	100%

STERIS Corporation de Costa Rica, S.A.	Costa Rica	STERIS Latin America, Inc.	100%

STERIS Deutschland GmbH	Germany	STERIS Holdings B.V.	100%

STERIS Enterprises LLC	Russia	STERIS Europe, Inc. STERIS Asia Pacific, Inc.	99% 1%

STERIS Europe, Inc.	Delaware	American Sterilizer Company	100%

STERIS FinCo S.à.r.l.	Luxembourg	STERIS Corporation	100%

STERIS GmbH	Switzerland	STERIS CH Limited	100%

STERIS Holdings B.V.	Netherlands	STERIS Europe, Inc. CLBV Limited	79% 21%

STERIS Iberia, S.A.	Spain	STERIS Holdings, B.V.	100%

STERIS Inc.	Delaware	American Sterilizer Company	100%

STERIS (India) Private Limited	India	STERIS Asia Pacific, Inc. STERIS Latin America, Inc.	99.9999% .0001%

STERIS Isomedix Puerto Rico, Inc.	Puerto Rico	Isomedix Operations, Inc.	100%

STERIS Japan Inc.	Japan	STERIS Asia Pacific, Inc.	100%

STERIS Latin America, Inc.	Delaware	American Sterilizer Company	100%

STERIS Limited	United Kingdom (England & Wales)	STERIS Holdings, B.V.	100%

STERIS LLC	Delaware	STERIS Corporation	100%

STERIS Luxembourg Holding S.à r.l.	Luxembourg	STERIS Europe, Inc.	100%

STERIS Luxembourg Finance S.à r.l.	Luxembourg	STERIS Luxembourg Holding S.à r.l.	100%

STERIS Mauritius Limited	Republic of Mauritius	STERIS Asia Pacific, Inc.	100%

STERIS Mexico S. de R.L. de C.V.	Mexico	STERIS Latin America, Inc. STERIS Asia Pacific, Inc.	99.74% .26%

STERIS Netherlands Holdings B.V.3	Netherlands	STERIS Luxembourg Finance S.à r.l.	100%

2	In the process of being dissolved/liquidated.

3	In the process of being dissolved/liquidated.

SCHEDULE 5.4

(to Note Purchase Agreement)

STERIS (NV)	Belgium	STERIS Holdings, B.V. STERIS Deutchland GmbH	99.99% 00.01%

STERIS Personnel Services Mexico, S. de R.L. de C.V.	Mexico	STERIS Asia Pacific, Inc. STERIS Latin America, Inc.	1% 99%

STERIS Personnel Services, Inc.	Delaware	STERIS Corporation	100%

STERIS SEA Sdn. Bhd.	Malaysia	STERIS GmbH (Switzerland)	100%

STERIS (Shanghai) Trading Co. Ltd.	China	STERIS China Holdings Limited	100%

STERIS Singapore Pte Ltd	Singapore	STERIS Asia Pacific, Inc.	100%

STERIS S.r.l.	Italy	STERIS Corporation	100%

STERIS UK Holding Limited	United Kingdom (England & Wales)	STERIS Luxembourg Finance S.à r.l.	100%

Strategic Technology Enterprises, Inc.	Delaware	STERIS Corporation	100%

United States Endoscopy Group, Inc.	Ohio	STERIS Corporation	100%

Wedge Manufacturing, Inc.	Delaware	Integrated Medical Systems International, Inc.	100%

STERIS-SHINVA Healthcare Systems Co. Ltd. Joint Venture	China	STERIS Mauritius Limited Shandong SHINVA Medical Instrument Co., Ltd.	51% 49%

STERIS Corporation is an Ohio corporation and is qualified to do business as a foreign corporation in all states other than Illinois.

STERIS Corporation is qualified to do business under the name STERIS Corporation of Ohio, Inc. in the state of Arizona.

All subsidiaries are Restricted Subsidiaries.

SCHEDULE 5.4

(to Note Purchase Agreement)

FINANCIAL STATEMENTS

STERIS Corporation Fiscal 2014 Annual Report to Shareholders (including Annual Report on Form 10-K for the fiscal year ended March 31, 2014)

STERIS Corporation Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014

STERIS Corporation Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014

STERIS Corporation Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2014

SCHEDULE 5.5

(to Note Purchase Agreement)

LITIGATION, OBSERVANCE OF STATUTES AND ORDERS

1.

In April 2010, after ongoing discussions with the FDA regarding a 2008 warning letter relating to STERIS’s SYSTEM 1® sterile processor and related sterilant, STERIS reached agreement with the FDA on the terms of a consent decree (“Consent Decree”). The Consent Decree was approved the same month by the U.S. District Court for the Northern District of Ohio. In general, among other matters, the Consent Decree restricts further sales of SYSTEM 1 processors in the U.S., prohibits the sale of liquid chemical sterilization or disinfection products in the U.S. that do not have FDA clearance, describes various process and compliance matters, and defines penalties in the event of violation of the Consent Decree.

2.

On May 31, 2012, STERIS’s Albert Browne Limited subsidiary received a warning letter from the FDA regarding chemical indicators manufactured in the United Kingdom. These devices are intended for the monitoring of certain sterilization and other processes. The FDA warning letter states that the agency has concerns regarding operational business processes. STERIS does not believe that the FDA’s concerns are related to product performance, or that they result from Customer complaints. STERIS reviewed its processes with the agency and finalized its remediation measures, and is awaiting FDA reinspection. STERIS does not currently believe that the impact of this event will have a material adverse effect on our financial results.

3.

On May 23, 2014, STERIS received a warning letter from the FDA regarding an inspection that the FDA concluded on January 8, 2014 at its STERIS Isomedix Services facility located in Libertyville, Illinois. The facility primarily provides microbial reduction services for certain medical device Customers. Among other matters, the FDA warning letter asserts that certain processes and procedures observed during the inspection did not conform to current Good Manufacturing Practices for medical devices as required by Title 21 CFR Part 820 and, as a result, that certain devices processed at the subject facility are adulterated within the meaning of the Federal Food, Drug and Cosmetic Act. Since the inspection, STERIS has provided detailed responses to the FDA regarding its corrective actions, and has continued to work diligently to remediate the FDA’s concerns. STERIS does not believe that this inspection was a result of Customer complaints and there have been no reports of patient injury. STERIS does not expect this situation to have a material adverse effect on our operations or financial condition.

4.

On December 19, 2014, a stockholder derivative lawsuit was filed in the Court of Common Pleas, Cuyahoga County, Ohio, against the members of STERIS’s board of directors and its named executive officers, challenging the “excise tax make-whole payments” approved by STERIS’s board in connection with the proposed Synergy transaction. STERIS is named as a nominal defendant in the action. These payments are in respect of an excise tax that will be imposed, by virtue of the transaction, solely on the value of any outstanding stock compensation held by STERIS board members and executive officers, and are intended to place these individuals in the same excise tax-neutral position with respect to their STERIS equity awards after the transaction as before. The case is captioned St. Lucie

SCHEDULE 5.8

(to Note Purchase Agreement)

County Fire District Firefighters’ Pension Trust Fund v. Rosebrough, Jr., et al., Case No. CV 14 837749. The complaint generally alleges that STERIS’s board breached their fiduciary duties by approving the excise tax make-whole payments, that the payments constitute corporate waste and that the payments are voidable under Ohio law. The complaint seeks among other things a declaration that the excise tax make-whole payments are invalid, damages, disgorgement of any excise tax make-whole payments and plaintiffs’ costs and disbursements in the action, including reasonable attorneys’ fees, expert fees, costs and expenses.

5.

On January 9, 2015, STERIS and Synergy each received a request for additional information and documentary material, often referred to as a “second request,” from the Federal Trade Commission (the “FTC”) in connection with the proposed combination of STERIS with Synergy (the “Merger”). Issuance of the second request extends the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, until 30 days after both parties have substantially complied with the second request, unless the waiting period is terminated earlier by the FTC. Both companies are cooperating with the FTC staff in the review of the Merger. Although there can be no assurance, the parties expect to comply with the second request in April, 2015 and expect to have more information about the status or completion of the FTC’s review in May, 2015.

SCHEDULE 5.8

(to Note Purchase Agreement)

LICENSES, PERMITS, ETC.

None.

SCHEDULE 5.11

(to Note Purchase Agreement)

EXISTING DEBT

1. The Bank Credit ~~Agreement~~Agreements, as defined herein.

~~2.~~

~~Third Amended and Restated Credit Agreement, dated as of April 13, 2012, among STERIS Corporation, KeyBank National Association, as agent for the lenders from time to time party thereto, and such lenders, as amended by Amendment No. 1 dated October 12, 2012 (the full commitment thereof to be deemed outstanding on the Effective Date)~~

~~3.~~

~~Second Amended and Restated Committed Line of Credit Note dated May 15, 2014, by STERIS Corporation in favor of PNC Bank, National Association pursuant to Amended and Restated Letter Agreement – Committed Line of Credit dated May 15, 2014 between STERIS Corporation and PNC Bank, National Association~~

~~4.~~

~~5.38% Senior Notes, Series A-3, due December 15, 2015 in principal amount of $20,000,000 issued under those certain Note Purchase Agreements, dated as of December 17, 2003, as amended by the First Amendment to such Note Purchase Agreements, dated as of August 15, 2008, each by and among the Company and the purchasers named therein~~

~~5.~~

~~6.33% Senior Notes, Series A-2, due August 15, 2018 in principal amount of $85,000,000 issued under those certain Note Purchase Agreements, dated as of August 15, 2008, by and among STERIS Corporation and the purchasers named therein~~

~~6.~~

~~6.43% Senior Notes, Series A-3, due August 15, 2020 in principal amount of $35,000,000 issued under those certain Note Purchase Agreements, dated as of August 15, 2008, by and among STERIS Corporation and the purchasers named therein~~

2. ~~7.~~ The Company’s (A) 3.20% Senior Notes, Series A-1A, due December 4, 2022 in principal amount of $~~47,500,000 000 issued under those certain Note Purchase Agreements, dated as of December 4, 2012, by and among the Company and the purchasers named therein 8.~~ 45,500,000, (B) 3.20% Senior Notes, Series A-1B, due December 4, 2022 in principal amount of $~~47,500,000 issued under those certain Note Purchase Agreements, dated as of December 4, 2012, by and among the Company and the purchasers named therein 9.~~ 45,500,000, (C) 3.35% Senior Notes, Series A-2A, due December 4, 2024 in principal amount of $40,000,000 ~~issued under those certain Note Purchase Agreements, dated as of December 4, 2012, by and among the Company and the purchasers named therein 10.~~ , (D) 3.35% Senior Notes, Series A-2B, due December 4, 2024 in principal amount of $40,000,000 ~~issued under those certain Note Purchase Agreements, dated as of December 4, 2012, by and among the Company and the purchasers named therein 11.~~ , (E) 3.55% Senior Notes, Series A-3A, due December 4, 2027 in principal amount of $12,500,000 ~~issued under those certain Note Purchase Agreements, dated as of December 4, 2012, by and among the Company and the purchasers named therein 12.~~ and (F) 3.55% Senior Notes, Series A-3B, due December 4, 2027 in principal amount of $12,500,000 issued under those certain Note Purchase Agreements, each dated as of December 4, 2012, as amended, restated, amended and restated, supplemented or otherwise modified, by and among the Company and the purchasers named therein.

3. The Company’s (A) 3.45% Senior Notes, Series A-1, due May 14, 2025 in principal amount of $125,000,000, (B) 3.55% Senior Notes, Series A-2, due May 14, 2027 in principal amount of $125,000,000 and (C) 3.70% Senior Notes, Series A-3, due May 14, 2030 in principal amount of $100,000,000 issued under that certain Note Purchase Agreement, dated as of May 15, 2015, as amended, restated, amended and restated, supplemented or otherwise modified, by and among STERIS Corporation and the purchasers named therein.

SCHEDULE 5.15

(to Note Purchase Agreement)

4. STERIS Limited’s (A) 3.93% Senior Notes, Series A-1, due February 27, 2027 in principal amount of $50,000,000, (B) 1.86% Senior Notes, Series A-2, due February 27, 2027 in principal amount of €60,000,000, (C) 4.03% Senior Notes, Series A-3, due February 27, 2029 in principal amount of $45,000,000, (D) 2.04% Senior Notes, Series A-4, due February 27, 2029 in principal amount of €20,000,000, (E) 3.04% Senior Notes, Series A-5, due February 27, 2029 in principal amount of £45,000,000, (F) 2.30% Senior Notes, Series A-6, due February 27, 2032 in principal amount of €19,000,000 and (G) 3.17% Senior Notes, Series A-7, due February 27, 2032 in principal amount of £30,000,000 issued under that certain Note Purchase Agreement, dated as of January 23, 2017, as amended, restated, amended and restated, supplemented or otherwise modified, by and among STERIS Limited and the purchasers named therein.

SCHEDULE 5.8

(to Note Purchase Agreement)

AFFILIATE TRANSACTIONS

1.

Payments by STERIS to its directors and executive officers to make them whole on a net after-tax basis with respect to the excise tax imposed under Section 4985 of the Internal Revenue Code on their equity awards.

SCHEDULE 9.10

(to Note Purchase Agreement)

[FORM OF SERIES A-1A NOTE]

STERIS CORPORATION

3.20% Senior Notes, Series A-1A, due December 4, 2022

No. [ ]	[Date]
$[ ]	PPN 859152 C*9

For Value Received, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS on December 4, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 3.20% per annum from the last date to which interest has been paid on the Original Series A Note (as defined in the hereinafter defined Note Purchase Agreement) which this Note amends, payable semiannually, on the fourth day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity (x) is above 2:25 to 1:00, but equal to or less than 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.50% per annum, or (y) is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity is above 2:25 to 1:00 or 3:00 to 1:00, as the case may be, until the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity is equal to or less than 2:25 to 1:00

EXHIBIT 1-A-1

(to Note Purchase Agreement)

or 3:00 to 1:00, as the case may be; provided that the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Reporting Entity fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Notwithstanding the foregoing, during the period from and after the Synergy Closing Date to and until the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements pursuant to Section 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement with respect to the first full fiscal quarter ending after the Synergy Closing Date, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.50% per annum.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 3.20% Senior Notes, Series A-1A, due December 4, 2022 (the “Series A-1A Notes”) of the Company in the aggregate principal amount of $47,500,000 which, together with the Company’s $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A-1B, due December 4, 2022 (the “Series A-1B Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A-2A, due December 4, 2024 (the “Series A-2A Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A-2B, due December 4, 2024 (the “Series A-2B Notes”), $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A-3A, due December 4, 2027 (the “Series A-3A Notes”) and $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A-3B, due December 4, 2027 (the “Series A-3B Notes”; the Series A-1A Notes, the Series A-1B Notes, the Series A-2A Notes, the Series A-2B Notes, the Series A-3A Notes and the Series A-3B Notes being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Amended and Restated Note Purchase Agreement, dated as of [            ], 2015 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Noteholders named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

E-1-A-1-2

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

E-1-A-1-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS CORPORATION

By:
[Title]

E-1-A-1-4

[FORM OF SERIES A-1B NOTE]

STERIS CORPORATION

3.20% Senior Notes, Series A-1B, due December 4, 2022

No. [_________]	[Date]
$[ ]	PPN 859152 C@7

For Value Received, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS on December 4, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 3.20% per annum from the last date to which interest has been paid on the Original Series A Note (as defined in the hereinafter defined Note Purchase Agreement) which this Note amends, payable semiannually, on the fourth day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity (x) is above 2:25 to 1:00, but equal to or less than 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.50% per annum, or (y) is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity is above 2:25 to 1:00 or 3:00 to 1:00, as the case may be, until the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the

EXHIBIT 1-A-2

(to Note Purchase Agreement)

last day of any fiscal quarter of the Reporting Entity is equal to or less than 2:25 to 1:00 or 3:00 to 1:00, as the case may be; provided that the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Reporting Entity fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Notwithstanding the foregoing, during the period from and after the Synergy Closing Date to and until the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements pursuant to Section 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement with respect to the first full fiscal quarter ending after the Synergy Closing Date the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.50% per annum.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 3.20% Senior Notes, Series A-1B, due December 4, 2022 (the “Series A-1B Notes”) of the Company in the aggregate principal amount of $47,500,000 which, together with the Company’s $47,500,000 aggregate principal amount of 3.20% Senior Notes, Series A-1A, due December 4, 2022 (the “Series A-1A Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A-2A, due December 4, 2024 (the “Series A-2A Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A-2B, due December 4, 2024 (the “Series A-2B Notes”), $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A-3A, due December 4, 2027 (the “Series A-3A Notes”) and $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A-3B, due December 4, 2027 (the “Series A-3B Notes”; the Series A-1A Notes, the Series A-1B Notes, the Series A-2A Notes, the Series A-2B Notes, the Series A-3A Notes and the Series A-3B Notes being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Amended and Restated Note Purchase Agreement, dated as of [            ], 2015 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Noteholders named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

E-1-A-2-2

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

E-1-A-2-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS CORPORATION

By:
[Title]

E-1-A-2-4

[FORM OF SERIES A-2A NOTE]

STERIS CORPORATION

3.35% Senior Notes, Series A-2A, due December 4, 2024

No. [_________]	[Date]
$[ ]	PPN 859152 C#5

For Value Received, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] Dollars on December 4, 2024, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 3.35% per annum from the last date to which interest has been paid on the Original Series A Note (as defined in the hereinafter defined Note Purchase Agreement) which this Note amends, payable semiannually, on the fourth day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity (x) is above 2:25 to 1:00, but equal to or less than 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.50% per annum, or (y) is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity is above 2:25 to 1:00 or 3:00 to 1:00, as the case may be, until the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the

EXHIBIT 1-B-1

(to Note Purchase Agreement)

last day of any fiscal quarter of the Reporting Entity is equal to or less than 2:25 to 1:00 or 3:00 to 1:00, as the case may be; provided that the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Reporting Entity fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Notwithstanding the foregoing, during the period from and after the Synergy Closing Date to and until the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements pursuant to Section 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement with respect to the first full fiscal quarter ending after the Synergy Closing Date, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.50% per annum.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 3.35% Senior Notes, Series A-2A, due December 4, 2024 (the “Series A-2A Notes”) of the Company in the aggregate principal amount of $40,000,000 which, together with the Company’s $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A-1A, due December 4, 2022 (the “Series A-1A Notes”), $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A-1B, due December 4, 2022 (the “Series A-1B Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A-2B, due December 4, 2024 (the “Series A-2B Notes”), $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A-3A, due December 4, 2027 (the “Series A-3A Notes”) and $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A-3B, due December 4, 2027 (the “Series A-3B Notes”; the Series A-1A Notes, the Series A-1B Notes, the Series A-2A Notes, the Series A-2B Notes, the Series A-3A Notes and the Series A-3B Notes being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Amended and Restated Note Purchase Agreement, dated as of [            ], 2015 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Noteholders named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

E-1-B-1-2

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

E-1-B-1-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS CORPORATION

By:
[Title]

E-1-B-1-4

[FORM OF SERIES A-2B NOTE]

STERIS CORPORATION

3.35% Senior Notes, Series A-2B, due December 4, 2024

No. [_________]	[Date]
$[ ]	PPN 859152 D*8

For Value Received, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS on December 4, 2024, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 3.35% per annum from the last date to which interest has been paid on the Original Series A Note (as defined in the hereinafter defined Note Purchase Agreement) which this Note amends, payable semiannually, on the fourth day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity (x) is above 2:25 to 1:00, but equal to or less than 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.50% per annum, or (y) is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity is above 2:25 to 1:00 or 3:00 to 1:00, as the case may be, until the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity is equal to or less than 2:25 to 1:00 or 3:00 to 1:00, as the case may be; provided that the applicable rate of interest per annum of this Note set

EXHIBIT 1-B-2

(to Note Purchase Agreement)

forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Reporting Entity fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Notwithstanding the foregoing, during the period from and after the Synergy Closing Date to and until the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements pursuant to Section 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement with respect to the first full fiscal quarter ending after the Synergy Closing Date, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.50% per annum.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 3.35% Senior Notes, Series A-2B, due December 4, 2024 (the “Series A-2B Notes”) of the Company in the aggregate principal amount of $40,000,000 which, together with the Company’s $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A-1A, due December 4, 2022 (the “Series A-1A Notes”), $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A-1B, due December 4, 2022 (the “Series A-1B Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A-2A, due December 4, 2024 (the “Series A-2A Notes”), $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A-3A, due December 4, 2027 (the “Series A-3A Notes”) and $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A-3B, due December 4, 2027 (the “Series A-3B Notes”; the Series A-1A Notes, the Series A-1B Notes, the Series A-2A Notes, the Series A-2B Notes, the Series A-3A Notes and the Series A-3B Notes being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Amended and Restated Note Purchase Agreement, dated as of [            ], 2015 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Noteholders named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

E-1-B-2-2

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

E-1-B-2-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS CORPORATION

By:
[Title]

E-1-B-2-4

[FORM OF SERIES A-3A NOTE]

STERIS CORPORATION

3.55% Senior Notes, Series A-3A, due December 4, 2027

No. [_________]	[Date]
$[ ]	PPN 859152 D@6

For Value Received, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] Dollars on December 4, 2027, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 3.55% per annum from the last date to which interest has been paid on the Original Series A Note (as defined in the hereinafter defined Note Purchase Agreement) which this Note amends, payable semiannually, on the fourth day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity (x) is above 2:25 to 1:00, but equal to or less than 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.50% per annum, or (y) is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity is above 2:25 to 1:00 or 3:00 to 1:00, as the case may be, until the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity is equal to or less than 2:25 to 1:00 or 3:00 to 1:00, as the case may be; provided that the applicable rate of interest per annum of this Note set

EXHIBIT 1-C-1

(to Note Purchase Agreement)

forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Reporting Entity fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Notwithstanding the foregoing, during the period from and after the Synergy Closing Date to and until the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements pursuant to Section 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement with respect to the first full fiscal quarter ending after the Synergy Closing Date, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.50% per annum.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 3.55% Senior Notes, Series A-3A, due December 4, 2027 (the “Series A-3A Notes”) of the Company in the aggregate principal amount of $12,500,000 which, together with the Company’s $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A-1A, due December 4, 2022 (the “Series A-1A Notes”), $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A-1B, due December 4, 2022 (the “Series A-1B Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A-2A, due December 4, 2024 (the “Series A-2A Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A-2B, due December 4, 2024 (the “Series A-2B Notes”), and $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A-3B, due December 4, 2027 (the “Series A-3B Notes”; the Series A-1A Notes, the Series A-1B Notes, the Series A-2A Notes, the Series A-2B Notes, the Series A-3A Notes and the Series A-3B Notes being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Amended and Restated Note Purchase Agreement, dated as of [            ], 2015 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

E-1-C-1-2

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

E-1-C-1-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS CORPORATION

By:
[Title]

E-1-C-1-4

[FORM OF SERIES A-3B NOTE]

STERIS CORPORATION

3.55% Senior Notes, Series A-3B, due December 4, 2027

No. [_________]	[Date]
$[ ]	PPN 859152 D#4

For Value Received, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] Dollars on December 4, 2027, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at, subject to the second paragraph of this Note, the rate of 3.55% per annum from the last date to which interest has been paid on the Original Series A Note (as defined in the hereinafter defined Note Purchase Agreement) which this Note amends, payable semiannually, on the fourth day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at, subject to the second paragraph of this Note, a rate per annum from time to time equal to the Default Rate. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

In the event the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity (x) is above 2:25 to 1:00, but equal to or less than 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.50% per annum, or (y) is above 3:00 to 1:00, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum. Changes to the applicable rate of interest shall be effective as of the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity is above 2:25 to 1:00 or 3:00 to 1:00, as the case may be, until the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement evidencing that the ratio of Consolidated Total Debt to Consolidated EBITDA as of the last day of any fiscal quarter of the Reporting Entity is equal to or less than 2:25 to 1:00 or 3:00 to 1:00, as the case may be; provided that the applicable rate of interest per annum of this Note set

EXHIBIT 1-C-2

(to Note Purchase Agreement)

forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.75% per annum effective as of the first day of the first calendar month after the date upon which the Reporting Entity fails to deliver the financial statements required pursuant to Sections 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate required pursuant to Section 7.2(a) of the Note Purchase Agreement, in each case, on or prior to the end of the month in which occurs the applicable deadline specified in the Note Purchase Agreement for such delivery, until the delivery thereof, and beginning on the date of such delivery, the applicable rate of interest per annum shall be based on the ratio of Consolidated Total Debt to Consolidated EBITDA reflected in such financial statements and officer’s certificate.

Notwithstanding the foregoing, during the period from and after the Synergy Closing Date to and until the first day of the first calendar month after the date upon which the Reporting Entity has delivered the financial statements pursuant to Section 7.1(a) and 7.1(b) of the Note Purchase Agreement and the officer’s certificate pursuant to Section 7.2(a) of the Note Purchase Agreement with respect to the first full fiscal quarter ending after the Synergy Closing Date, the applicable rate of interest per annum of this Note set forth in clause (a) and (b) of the first paragraph of this Note shall be increased by 0.50% per annum.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 3.55% Senior Notes, Series A-3B, due December 4, 2027 (the “Series A-3B Notes”) of the Company in the aggregate principal amount of $12,500,000 which, together with the Company’s $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A-1A, due December 4, 2022 (the “Series A-1A Notes”), $47,500,000 aggregate principal amount 3.20% Senior Notes, Series A-1B, due December 4, 2022 (the “Series A-1B Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A-2A, due December 4, 2024 (the “Series A-2A Notes”), $40,000,000 aggregate principal amount 3.35% Senior Notes, Series A-2B, due December 4, 2024 (the “Series A-2B Notes”), and $12,500,000 aggregate principal amount 3.55% Senior Notes, Series A-3A, due December 4, 2027 (the “Series A-3A Notes”; the Series A-1A Notes, the Series A-1B Notes, the Series A-2A Notes, the Series A-2B Notes, the Series A-3A Notes and the Series A-3B Notes being hereinafter referred to collectively as the “Series A Notes”) outstanding under that Amended and Restated Note Purchase Agreement, dated as of [            ], 2015 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the Noteholders named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

E-1-C-2-2

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

E-1-C-2-3

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS CORPORATION

By:
[Title]

E-1-C-2-4

[FORM OF SUPPLEMENTAL NOTE]

STERIS CORPORATION

        % Senior Note, Series             , due                      ,

No. [_________]	[Date]
$[ ]	PPN[____________]

For Value Received, the undersigned, STERIS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS on             ,             , with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of             % per annum from the date hereof, payable semiannually, on the             day of             and             in each year, commencing with the [            ] or [            ] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to             %. Capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the hereinafter defined Note Purchase Agreement.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at [            ] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Series             Notes”) issued pursuant to a Supplemental Note Purchase Agreement dated as of             to that Amended and Restated Note Purchase Agreement, dated as of [            ], 2015 (as from time to time amended, amended and restated or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof, together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with the notes issued under the Note Purchase Agreement, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 and Section 6.2 and (iii) to have agreed to the covenants and agreements of the holders set forth in the Note Purchase Agreement.

EXHIBIT 1.5

(to Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.]

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

STERIS CORPORATION

By:
[Title]

E-1.5-2

FORM OF SUPPLEMENTAL NOTE PURCHASE AGREEMENT

STERIS CORPORATION

5960 HEISLEY ROAD

MENTOR, OHIO 44060-1834

As of                     ,

To Each of the Purchasers

Named in the Supplemental

Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Note Purchase Agreement, dated as of [_] between the Company and each of the Noteholders named in Schedule A attached thereto (as from time to time amended, amended and restated or supplemented, the “Agreement”). Terms used but not defined herein shall have the respective meanings set forth in the Agreement.

As contemplated in Section 2.3 of the Agreement, the Company agrees with you as follows:

A. Subsequent Series of Notes. The Company has authorized and will create a Subsequent Series of Notes to be called the “Series              Notes.” Said Series              Notes will be dated the date of issue; will bear interest (computed on the basis of a 360-day year of twelve 30-day months) from such date at the rate of             % per annum, payable semiannually in arrears on the              day of each              and              in each year (commencing             ,             ) until the principal amount thereof shall become due and payable and shall bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and, to the extent permitted by law, on any overdue installment of interest at the rate specified therein after the date due for payment, whether by acceleration or otherwise, until paid; will be expressed to mature on             ,             ; and will be substantially in the form attached to the Agreement as Exhibit 1.5 with the appropriate insertions to reflect the terms and provisions set forth above.

B. Purchase and Sale of Series              Notes. The Company hereby agrees to sell to each Supplemental Purchaser set forth on the Supplemental Purchaser Schedule attached hereto (collectively, the “Series              Purchasers”) and, subject to the terms and conditions in the Agreement and herein set forth, each Series              Purchaser agrees to purchase from the Company the aggregate principal amount of the Series              Notes set opposite each Series              Purchaser’s name in the Supplemental Purchaser Schedule at 100% of the aggregate principal amount. The sale of the Series              Notes shall take place at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m. Chicago time, at a closing the (“Series              Closing”) on             ,             , or such other date as shall be agreed upon by the Company and each Series              Purchaser. At the Series              Closing the Company will deliver to each Series              Purchaser one or more Series              Notes registered in such Series              Purchaser’s name (or in the name of its nominee), evidencing the aggregate principal amount of Series              Notes to be

EXHIBIT 2.3

(to Note Purchase Agreement)

purchased by said Series              Purchaser and in the denomination or denominations specified with respect to such Series              Purchaser in the Supplemental Purchaser Schedule attached hereto against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account on the date of the Series              Closing (the “Series              Closing Date”) (as specified in a notice to each Series              Purchaser at least three Business Days prior to the Series              Closing Date).

C. Conditions of Series              Closing. The obligation of each Series              Purchaser to purchase and pay for the Series              Notes to be purchased by such purchaser hereunder on the Series              Closing Date is subject to the satisfaction, on or before such Series              Closing Date, of the conditions set forth in Section 4 of the Agreement, and to the following additional conditions:

(a) Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Agreement shall be correct as of the Series              Closing Date and the Company shall have delivered to each Series              Purchaser an Officer’s Certificate, dated the Series              Closing Date certifying that such condition has been fulfilled.

(b) Each Subsidiary Guarantor shall have confirmed in writing that the Series              Notes shall be guaranteed by the Affiliate Guaranty.

(c) Contemporaneously with the Series              Closing, the Company shall sell to each Series              Purchaser, and each Series              Purchaser shall purchase, the Series              Notes to be purchased by such Series              Purchaser at the Series              Closing as specified in the Supplemental Purchaser Schedule.

D. Prepayments. The Series              Notes shall be subject to prepayment only (a) pursuant to the required prepayments, if any, specified in clause (x) below; and (b) pursuant to the optional prepayments permitted by Section 8.2 of the Agreement.

(x) Required Prepayments; Maturity

[to be determined]

(y) Optional and Contingent Prepayments. As provided in Section 8.2 of the Agreement.

E. Purchaser Representations. Each Series              Purchaser represents and warrants that the representations and warranties set forth in Section 6.1 and 6.2 of the Agreement are true and correct on the date hereof with respect to the purchase of the Series              Notes by such Series              Purchaser.

F. Series              Notes Issued under and Pursuant to Agreement. Except as specifically provided above, the Series              Notes shall be deemed to be issued under, to be subject to and to have the benefit of all of the terms and provisions of the Agreement as the same may from time to time be amended and supplemented in the manner provided therein.

E-2.3-2

The execution hereof by the Series              Purchasers shall constitute a contract among the Company and the Series              Purchasers for the uses and purposes hereinabove set forth. By their acceptance hereof, each of the Series              Purchasers shall also be deemed to have accepted and agreed to the terms and provisions of the Agreement, as in effect on the date hereof.

STERIS CORPORATION

By:
Its

Accepted as of

[VARIATION]

By:
Its

E-2.3-3

INFORMATION RELATING TO SERIES              PURCHASERS

NAME AND ADDRESS OF SERIES __ PURCHASER	PRINCIPAL AMOUNT OF SERIES __ NOTES TO BE PURCHASED

[NAME OF SERIES PURCHASER]	$

(1)	All payments by wire transfer of immediately available funds to:

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

(3)	All other communications:

SCHEDULE A

(to Supplement)

EXHIBIT A

SUPPLEMENTAL REPRESENTATIONS

The Company represents and warrants to each Series              Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Agreement is true and correct as of the date hereof with respect to the Series              Notes with the same force and effect as if each reference to “Series              Notes” set forth therein was modified to refer the “Series              Notes” and each reference to “this Agreement” therein was modified to refer to the Agreement as supplemented by this Supplemental Note Purchase Agreement. The Section references hereinafter set forth correspond to the similar sections of the Agreement which are supplemented hereby:

SCHEDULE A

(to Supplement)

FORM OF OPINION OF COUNSEL

TO THE COMPANY AND THE GUARANTORS

EXHIBIT 4.4(a)

(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE SUPPLEMENTAL PURCHASERS

(DELIVERED TO SUPPLEMENTAL PURCHASERS ONLY.)

EXHIBIT 4.4(b)

(to Note Purchase Agreement)